SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 6

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2011

VolitionRX Limited

(Exact name of Company as specified in its charter)

Delaware	000-30402	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

150 Orchard Road Orchard Plaza 08-02 Singapore 238841
(Address of principal executive offices)

Telephone: (201) 618-1750 Facsimile: +65 6333 7235
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 6 to our Current Report on Form 8-K originally filed on October 13, 2011 (the “Original Filing”), is being made to respond to certain comments received from the Staff of the Securities and Exchange Commission.  For convenience and ease of reference, the Company is filing this Form 8-K/A in its entirety with all applicable changes and unless otherwise stated, all information contained in this amendment is as of October 13, 2011, the filing date of the Original Filing. Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after such filing date or modify or update those disclosures in the Original Filing that may have been affected by events or transactions occurring subsequent to such filing date.

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Amended Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

As used in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company”, “SNDC”, and “VNRX” refer to VolitionRX Limited.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2011, the Company, then under the name Standard Capital Corporation, and its controlling stockholders (the “Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Singapore Volition Pte Limited, a Singapore registered company (“Singapore Volition”) and the shareholders of Singapore Volition (the “Volition Shareholders”), whereby the Company acquired 6,908,652 (100%) shares of common stock of Singapore Volition (the “Volition Stock”) from the Volition Shareholders.  In exchange for the Volition Stock, the Company issued 6,908,652 shares of its common stock to the Volition Shareholders.   The Share Exchange Agreement contains customary representations, warranties and conditions to closing.  The Share Exchange Agreement closed on October 6, 2011.

Section 2.3 of the Share Exchange Agreement provides that there are 750,000 outstanding and unexercised warrants of Singapore Volition and Singapore Volition intends to issue an additional 900,000 warrants to its affiliates through a stock incentive plan.  As a result of the Share Exchange Agreement, each outstanding and unexercised warrant or option of Singapore Volition, by operation of law, became a warrant or option of the Company.  The exercise of these warrants would increase the amount of issued and outstanding shares of the Company’s common stock and cause the Company’s shareholders to suffer dilution in their ownership interests.  Additionally, this may dilute the book value of the common stock, and that dilution may be material.   Further, the resulting increase in the issued and outstanding shares of common stock of the Company may make it more difficult for shareholders of the Company to sell their shares on the market at a time and price that the shareholders deem appropriate.

Section 2.4 of the Share Exchange Agreement discloses that Singapore Volition is also a party to a Share Purchase Agreement (“Purchase Agreement”) with ValiRX PLC, a registered company of England and Wales (“ValiRX”) dated September 22, 2010 and subsequently amended on June 9, 2011 (the “Amendment”). Pursuant to that Purchase Agreement and Amendment, Singapore Volition shall purchase all of the shares held by ValiRX in ValiBio SA (“ValiBio”). In exchange for the ValiBio shares, Singapore Volition shall pay $400,000 USD to ValiRX in four equal payments and issue stock with a value of $1,110,000 USD in either Singapore Volition or, following the closing of the Share Exchange Agreement, in the Company, in accordance with the terms and provisions of the Purchase Agreement. On December 6, 2011, the Company issued shares of its common stock with a value of $1,110,000 USD to ValiRX.  As a result of the share issuance, existing shareholders of the Company experienced dilution in their ownership interests.  The Company cannot predict what effect, if any, the share issuance will have on the market price of its common stock.

Sections 5.2 and 5.3 of the Share Exchange Agreement provide that, prior to the closing of the agreement, a total of 265,000 shares of common stock of the Company shall be cancelled and the Company shall complete a 0.6-for-1 reverse split of the Company’s then 2,020,000 issued and outstanding shares of common stock, resulting in 1,212,000 shares of the Company’s common stock issued and outstanding following the cancellation and reverse split.  Subsequently, the Company and Singapore Volition mutually agreed to modify the condition that the Company complete a reverse split and, in lieu thereof, that the Company shall cancel forty percent (40%) of the 2,020,000 shares of the Company’s then issued and outstanding common stock, resulting in 1,212,000 shares of the Company’s common stock issued and outstanding following the cancellation.  The cancellation occurred pursuant to that certain Agreement, Consent and Waiver dated September 27, 2011 entered into by and between the Company and its shareholders, a copy of which was filed as Exhibit 10.28 to our Amended Current Report on Form 8-K/A and is incorporated herein by reference to Exhibit 10.28. The material effect of the cancellations of shares is that the existing shareholders of the Company now have greater ownership interests in the Company and may have more influence or control and greater ability to delay, defer or prevent any potential changes in control of the Company.  However, with a smaller number of issued and outstanding shares of the Company, it may be more difficult for a strong public market for our common stock to develop and if it does not develop, investors may not be able to resell their shares of common stock and may lose all of their investment.  Further, a smaller public float may cause our stock price to be very volatile and fluctuate widely.

The foregoing summary description of the terms of the Share Exchange Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Share Exchange Agreement, this reference is made to such agreement, which was filed with the SEC on September 29, 2011 as Exhibit 2.1 to the Company’s Current Report on Form 8-K and is incorporated herein by this reference to Exhibit 10.22.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Amended Current Report on Form 8-K/A is incorporated by reference into this Item 2.01.

As a result of the Share Exchange Agreement, (i) our principal business became the business of Singapore Volition, which is more fully described below; and (ii) Singapore Volition became our wholly-owned operating subsidiary. We are currently a development stage company.  Since the Volition Shareholders obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, Singapore Volition is considered the acquirer for accounting purposes.

As of the date of the Share Exchange Agreement, there were no material relationships between the Company and Singapore Volition or between the Company and any of Singapore Volition’s respective affiliates, directors, or officers, or any associates of its respective officers or directors, other than in respect of the Share Exchange Agreement.

ITEM 3.02

UNREGISTERED SHARES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Amended Current Report on Form 8-K/A is incorporated by reference into this Item 3.02.

Exemption from Registration. The shares of common stock referenced herein were issued to the Volition Shareholders in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the U.S.  The Share Exchange Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share issuance to the Volition Shareholders was a private transaction by the Company and did not involve any public offering.  Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as ten (10) out of the thirty-eight (38) Volition Shareholders are “accredited investors” as that term is defined in Rule 501 of Regulation D.  Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a U.S. person, as twenty-eight (28) of the thirty-eight (38) Volition Shareholders are not “U.S. persons” as that term is defined in Rule 902 of Regulation S.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Amended Current Report on Form 8-K/A is incorporated by reference into this Item 5.01.

On September 26, 2011, the Company, then under the name Standard Capital Corporation, and its controlling stockholders (the “Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Singapore Volition Pte Limited, a Singapore registered company (“Singapore Volition”) and the shareholders of Singapore Volition (the “Volition Shareholders”), whereby the Company acquired 6,908,652 (100%) shares of common stock of Singapore Volition (the “Volition Stock”) from the Volition Shareholders.  At the time the Share Exchange Agreement closed, none of the Controlling Stockholders of the Company beneficially owned more than 5% of the Company’s issued and outstanding shares of common stock; accordingly, the Volition Shareholders acquired control collectively from the Board of Directors of the Company and its Officers.

The new shares of the Company's capital stock issued to the Volition Shareholders in connection with the Share Exchange Agreement were not registered under the Securities Act but were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the U.S.  These securities may not be offered or sold absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

The Share Exchange Agreement is being accounted for as a "reverse acquisition," as the Volition Shareholders own a majority of the outstanding shares of the Company's capital stock immediately following the closing of the Share Exchange Agreement. The Board of Directors and management, after the Share Exchange Agreement, are comprised of Singapore Volition’s management team. Furthermore, the operations of Singapore Volition are the continuing operations of the Company, therefore, Singapore Volition is deemed to be the acquirer in the reverse acquisition.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On October 6, 2011, Alexander B. Magallano resigned from all positions with the Company, including but not limited to, that of Chief Executive Officer, President and Director.  His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 6, 2011, B. Gordon Brooke resigned from all positions with the Company, including but not limited to, that of Chief Accounting Officer, Chief Financial Officer and Director.  His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 6, 2011, Rudy Beloy Perez resigned from all positions with the Company, including but not limited to, that of Secretary and Treasurer.  His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 6, 2011, 2011, Cameron Reynolds was appointed as President, Chief Executive Officer and a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, 2011, Malcom Lewin was appointed as Chief Financial Officer and Treasurer of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, 2011, Rodney Gerard Rootsaert was appointed as Secretary of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, 2011, Dr. Martin Faulkes was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, Dr. Satu Vainikka was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until her successor is duly appointed.

On October 6, 2011, Guy Archibald Innes was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, Dr. Alan Colman was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.

On October 6, 2011, Kevin John Alexander was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of the shareholders and until his successor is duly appointed.  On December 6, 2011, Kevin John Alexander resigned from all positions with the Company, including but not limited to, that of Director.  His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The biographies for the newly appointed directors and officers are set forth below under the section entitled, “DIRECTORS AND EXECUTIVE OFFICERS”.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 22, 2011, the Company, then under the name Standard Capital Corporation, filed a Certificate for Renewal and Revival of Charter (“Certificate for Renewal”) with the Secretary of State of Delaware, to reinstate the Company’s Certificate of Incorporation, which had become forfeited or void for failure to file certain past due annual reports with the Secretary of State of Delaware and for nonpayment of annual franchise taxes. However, subsequent to the Certificate of Incorporation becoming forfeited or void and prior to filing the Certificate for Renewal, another corporation organized under the laws of the State of Delaware had adopted the same name or a name so nearly similar thereto as not to distinguish it from the Company’s name of "Standard Capital Corporation". Therefore, pursuant to Section 312(1) of Delaware General Corporation Law, the Company was revived under the new name of "VolitionRX Limited."  A copy of the Certificate for Renewal was filed as Exhibit 3.01(b) as part of our Amended Current Report on Form 8-K/A as filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 3.01(b).  The name change to VolitionRX Limited was approved by FINRA on October 7, 2011 and became effective on October 11, 2011. As of the date of this Report, the Company is in good standing in the State of Delaware.

Effective December 1, 2011, the Company’s Board of Directors approved a change in the Company's fiscal year end from August 31st to December 31st. On April 16, 2012, the Company filed a Transition Report for the transition period from September 1, 2011 to December 31, 2011 on Form 10-KT.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of closing the Share Exchange Agreement, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we completed a Share Exchange Agreement with Singapore Volition.  Item 2.01(f) and 5.01(a)(8) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises of the Company and Singapore Volition after the closing of the Share Exchange Agreement, except that information relating to periods prior to the date of the Share Exchange Agreement relate to Singapore Volition unless otherwise specifically indicated.

ITEM 1.

BUSINESS

Corporate History

The Company was incorporated on September 24, 1998 in the State of Delaware under the name Standard Capital Corporation.  The original business plan of the Company was to acquire and develop mineral properties.  The Company leased the rights to explore a mining claim known as the Standard (the “Standard Claim”), but allowed the lease to expire in February 2008.  The Company no longer has any rights to the minerals on the Standard Claim nor does it have any liabilities attached to the claim.

On September 26, 2011, the Company, then under the name Standard Capital Corporation, and its controlling stockholders (the “Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Singapore Volition Pte Limited, a Singapore registered company (“Singapore Volition”) and the shareholders of Singapore Volition (the “Volition Shareholders”), whereby the Company acquired 6,908,652 (100%) shares of common stock of Singapore Volition (the “Volition Stock”) from the Volition Shareholders.  In exchange for the Volition Stock, the Company issued 6,908,652 shares of its common stock to the Volition Shareholders.  The Share Exchange Agreement closed on October 6, 2011.  As a result of the Share Exchange Agreement, Singapore Volition became our wholly-owned operating subsidiary and the Company now intends to carry on the business of Singapore Volition as its primary business.  The Company is currently in the development stage.

Singapore Volition (registration number 201016543R) was incorporated on August 5, 2010 in Singapore as a Limited Private Company.  The business plan of Singapore Volition is to acquire, develop and bring to production life science technologies.  Singapore Volition has two subsidiaries, Belgian Volition SA (formerly ValiBio SA), a Belgium registered company incorporated on July 23, 2007 (“Belgian Volition”), and HyperGenomics Pte Limited, a Singapore registered company incorporated on March 7, 2011 (“HyperGenomics Pte Limited”).  Singapore Volition purchased 99.9% of the shares of ValiBio SA from ValiRX PLC (“ValiRX”) pursuant to that certain Share Purchase Agreement with ValiRX dated September 22, 2010, and subsequently amended on June 9, 2011.  A copy of the Share Purchase Agreement was filed as Exhibit 2.01 to our Amended Current Report on Form 8-K/A filed with the SEC on May 8, 2012.   A copy of the Amendment was filed as Exhibit 10.15 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 2.02.  As a result, Belgian Volition became a subsidiary of Singapore Volition.  On March 7, 2011, Singapore Volition formed Hypergenomics Pte Limited as a wholly-owned subsidiary.

On September 22, 2011, the Company, still under the name Standard Capital Corporation, filed a Certificate for Renewal and Revival of Charter (“Certificate for Renewal”) with the Secretary of State of Delaware, to reinstate the Company’s Certificate of Incorporation. Pursuant to Section 312(1) of the Delaware General Corporation Law, the Company was revived under the new name of "VolitionRX Limited."  The name change to VolitionRX Limited was approved by FINRA on October 7, 2011 and became effective on October 11, 2011.

Description of Our Business

The Company is a development stage life sciences company focused on meeting the need for accurate, fast, inexpensive and scalable tests for detecting and diagnosing cancer and other diseases.  We are in the development stage of our operations and are in the process of discovering and developing blood-based diagnostic tests intended for future commercialization through various channels within the United States and eventually throughout the world. We are currently developing six blood test product prototypes.  Each product that we are developing can be commercialized for two distinct markets, the clinical in-vitro diagnostics (“IVD”) market and the research use only (“RUO”) market. Commercializing products on the RUO market means that we intend to sell our future products to medical schools, universities and commercial research and development departments for research use only.  Products placed on the RUO market may be used for any research purpose, even if the products are being studied or tested for uses other than those intended.  RUO products, however, are not to be used for patient diagnosis.  Commercializing products on the IVD market means that we intend to sell our future products to be used in hospitals, clinics, etc. for patient diagnosis.  None of the products that we are currently developing are available on either market.

Currently, there are very few blood tests available to detect cancer. The current blood tests available are primarily the prostate specific antigen (“PSA”) test for prostate cancer and the septin-9 test for colon cancer. The PSA test has very poor diagnostic accuracy (detects approximately 70% of prostate cancers and misdiagnoses about 30% of healthy men as positive for cancer) but is widely used because it is the best product currently available. The septin-9 colon cancer test has better diagnostic accuracy (detects approximately 70% of colon cancers and misdiagnoses about 10% of healthy people as positive for cancer) but is extremely expensive and technically complex. There are currently no blood tests for detecting lung cancer.  Pancreatic cancer is currently not detectable by any means prior to symptomatic presentation of the patient by which time the disease is advanced and the patient life expectancy is short (a matter of a small number of months).

We do not anticipate earning revenues until such time as we able to fully market our intended products on either the RUO or IVD clinical diagnostics market.  For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.

We anticipate that any additional funding that we will require will be in the form of equity financing from the sale of our common stock.  However, there is no assurance that we will be able to raise sufficient funding from the sale of our common stock.  The risky nature of our business enterprise places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as our intended products are available on the market.  We do not have any arrangements in place for any future equity financing.  If we are unable to secure additional funding, we will cease or suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations.

The Market

Everyone in the world has, or will be, touched by the effects of cancer. It is one of the world’s most deadly diseases, accounting for around 13% of annual global deaths. 1 In the United States alone, there are 13.8 million cancer survivors.  By 2020, this figure is expected to rise to 18.1 million and the cost of cancer to the U.S. is projected to reach $158 billion.2 These figures are mirrored in all regions of the world and will continue to grow as populations age.  This is a large potential market of which diagnostics will be a significant part.

Inevitably, the chances of surviving cancer are greatly improved by early detection and diagnosis, however, there is currently no screening test for cancer in general, and very few effective mass screening tests for specific cancers.  Further, current methods of cancer diagnosis are not cost effective and cannot provide accurate results.  The inadequacy of existing diagnostic products means that most cancers are only diagnosed once the patient experiences symptoms and the cancer is well established. By this stage, it will often have spread beyond the primary tumor (metastatic cancers), making it substantially more difficult to treat.  Early, non-invasive, accurate cancer diagnosis remains a great unmet medical need and a huge commercial opportunity. For these reasons, cancer diagnostics is an active field of research and development both academically and in the industry.

The global IVD market is forecast to grow at a rate of 6% to reach $50.0 billion in 2012, driven by the increasing health care demands of an aging population.  The market has been growing at a rate of 5-6% in recent years, reaching a value of $36.5 billion in 2007.3 The largest IVD market segment is diabetes diagnostics with a value of $10 billion.4 The cancer IVD market comprising cancer blood and tissue biopsy tests was $4.7 billion in 2008 and growing at 11%.5

Of this the two largest IVD market segments are:

•

Histology, immunohistochemistry and cytology of tissue samples (45% of IVD sales or approximately $2 billion). These are mostly used to confirm cancer diagnosis post-surgery and to determine cancer sub-type; and

•

Immunoassays, mostly of blood samples (30% of IVD sales or approximately $1.5 billion). These are mostly used to monitor for disease progress and relapse. This market segment includes our future NucleosomicsTM products which will be blood immunoassay tests for modified histones for the diagnosis of cancer.

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1 Cancer - Fact sheet N°297, World Health Organization, [online], Available at: http://www.who.int/mediacentre/factsheets/fs297/en/index.html, [accessed 8.23.2011]

2Mariotto AB et al., Projections of the cost of cancer care in the United States: 2010-2020. Jan 19, 2011, JNCI, Vol 103, No.2

3The Top Ten Global In-Vitro Diagnostics Companies, March 6, 2009, [online], Available at: http://store.business-insights.com/Product/?productid=BI00021-001, [accessed 8.29.2011]

4Diagnostics:  Testing systems prove their worth, July 1, 2008, [online], Available at:  http://www.ft.com/cms/s/0/47c5ec16-477e-11dd-93ca-000077b07658,dwp_uuid=322c9222-4712-11dd-876a-0000779fd2ac.html, [accessed 8.29.2011]

5Cancer IVD market expands to meet customer demand, May 1, 2008, [online], Available at: http://www.ivdtechnology.com/article/cancer-ivd-market-expands-meet-customer-demand, [accessed 8.29.2011]

The IVD market (all disease areas) is highly consolidated with the top 10 companies taking an 80% market share. Roche Diagnostics is the largest single company by market share with 20%. Siemens and Abbott both have 12% market share6.  The cancer IVD market also contains many smaller development companies like ours.

The Company is focused on responding to the need for early, accurate diagnostic tests through the development of its proprietary technologies and product prototypes. The Company intends to develop a range of products over the next 5-10 years with both general and specific cancer tests, on increasingly simple formats.  For the year ended December 31, 2010, the Company spent $172,194 on research and development activities.  For the year ended December 31, 2011, the Company spent $1,508,870 on research and development activities.  None of these costs are borne directly by customers as the Company is in the development stage and does not have any customers.

Our Intended Products

Each product that we are in the process of developing can be commercialized for two distinct markets, the clinical IVD market and the RUO market.  To commercialize our future products on the clinical IVD market requires government approval (CE Marking in Europe and/or FDA approval in the U.S.).  Commercializing our future products on the IVD market means that we intend to sell our future products to be used in hospitals, clinics, etc. for patient diagnosis. Commercializing our future products on the RUO market means that we intend to sell our future products to medical schools, universities and commercial research and development departments for RUO and not to be used for patient diagnosis.  The RUO market does not require government approval, however, before any of our intended products can be sold on the RUO market, they will need to successfully complete beta-testing. Beta-testing involves providing the products to a few laboratories to identify and correct any problems in the products.  None of the products that we are currently developing are available on either the IVD or RUO market.  The products that the Company is currently developing are described in detail below:

NuQTM Suite of Epigenetic Cancer Blood Tests

We are currently developing six epigenetic cancer blood test product prototypes based on our NuQTM technology which is designed to detect the level of nucleosomes in blood.  We are in the development stage of our operations and to date, we have no products available for sale on either the IVD or RUO market.  Epigenetics is the science of how genes are switched “on” or “off” in the body’s cells. A major factor controlling the switching “on” and “off” is the structuring of DNA. The DNA in every human cell is not a random string but wound around protein complexes in a “beads on a string” structure. Each individual “bead” with associated DNA coiled around it is called a nucleosome. These nucleosomes then form additional structures with increasingly dense packing, culminating in chromosomes containing hundreds of thousands of nucleosomes.

Cancer is characterized by uncontrolled and rapid cell growth and also by an approximately matched, but slightly less, rapid cell death rate. When the cells die, the DNA is chopped up into individual nucleosomes which are released into the blood as summarized in Figure 1 below.  When cells break up, they end up in the bloodstream to be recycled back into the body. When a cancer is present, the number of cells being recycled is far higher than in a healthy body, so the system is overwhelmed, leaving the excess broken-up pieces, including the nucleosomes, in the blood.  The structure of nucleosomes is not uniform but subject to immense variety. It is has been known for 4 or 5 years that nucleosomes in cancer cells are different in structure from those in healthy cells7.

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6The Top Ten Global In-Vitro Diagnostics Companies, March 6, 2009, [online], Available at:  http://store.business-insights.com/Product/?productid=BI00021-001, [accessed 8.29.2011]

7 Fraga MF et al., “Loss of acetylation at Lys16 and trimethylation at Lys20 of histone H4 is a common hallmark of human cancer”, Nature Genetics, Vol 37 (4), p391-400, 2005

Figure 1 – Release of nucleosomes into blood

Additionally, blood nucleosome levels are raised in conditions other than cancer including in auto-immune disease, inflammatory disease, endometriosis, sepsis, and in the immediate aftermath of major trauma (for example following a heart attack, surgery or car accident). The Company’s primary focus is on cancer diagnosis but we also intend to pursue diagnostic opportunities in other disease areas.

The Company is in the process of developing the following NuQTM blood test products that fall into 3 main types and are intended to be used together to complement each other and to provide a total solution.  To date, we do not have any products available for sale on either the IVD or RUO market.

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NuQ-XTM:  We are currently developing one blood test in the NuQ-XTM family to detect the presence of cancer by detecting nucleosomes containing specific nucleotides.

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NuQ-VTM: We are currently developing four blood tests in the NuQ-VTM family to detect cancer and nucleosomes containing specific histone variants.  Through our research, we have found that the pattern of blood levels of the different types of histone variants in nucleosomes is different for different cancer types.

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NuQ-MTM:  We are currently developing one blood test in the NuQ-MTM family to detect cancer by detecting nucleosomes containing modified histones, the proteins that package and order DNA into nucleosomes.  Our development work with this family of tests is at an earlier stage of development than the other family of tests and we hope to develop several other tests within this family in the future.

Generally, the above tests are being developed to work together in the following manner: 1) The basic NuQ-XTM test will be used as a frontline test for the presence of nucleosomes in the blood for the detection of cancer; 2) If the results of this test are negative, there is no cancer and further testing is unnecessary; 3) If the results of the NuQ-XTM test are positive, the patient may have cancer but further testing to detect cancer and to determine the specific subtype of cancer will need to be done using the NuQ-V TM tests and the NuQ-M TM test in conjunction (collectively called the “NuQTM panel”).  To date, we have used the NuQ-XTM test and NuQTM panel prototypes to test a small number of blood samples taken from lung, colon, and pancreatic cancer patients.

Early Clinical Studies

Early clinical studies of the NuQ-XTM test prototype for the presence of circulating nucleosomes in the blood have been carried out on blood samples from 19 cancer patients (including lung, colon and pancreatic cancers) and 20 healthy patient controls.  In these studies, a result was deemed positive if the level of circulating nucleosomes detected in the blood of a patient was elevated above the maximum level of the normal range expected of healthy people as commonly defined (the mean ± 2 standard deviations of the mean which statistically includes 95% of normal people). All tests were performed in duplicate.  The results are shown in the graph below (bars show the error of duplicate analysis).

Figure 2 – Results of NuQ-XTM test prototype clinical study carried out internally by the Company’s scientists at its laboratory in Belgium.

Figure 2 shows the Optical Density (colour) result produced in the NuQ-XTM test of serum samples taken from healthy volunteers and subjects diagnosed with lung, colon or pancreatic cancer (as well as positive and negative control samples). Blood samples were taken and the serum was separated in the usual way - approximately 10mL blood was drawn by venepuncture into a glass tube and allowed to clot. The tube was centrifuged for approximately 10 minutes at approximately 3000 x g. The serum was removed to a plastic tube and frozen until analysed by ELISA.  10µL (0.01 mL) of serum was tested using the Nucleosomics ELISA procedure. This was a typical ELISA analytical procedure using 2 antibodies that bind to nucleosomes. The first antibody is immobilised on a plastic surface and the second antibody is linked to a detectable enzyme to monitor antibody nucleosome binding. Uniformly low antibody-nucleosome binding was detected in samples from healthy subjects. Higher antibody-nucleosome binding was detected in samples from subjects diagnosed with cancer.

In addition, 12 other disease patient controls (Inflammatory Bowel Disease) were tested using the NuQ-XTM test. Some patients were positive for nucleosomes, but these nucleosomes were found to contain different proportions of histone variants and histone modifications and were distinguishable from cancer nucleosomes using the prototype NuQTM panel. This involved a further four ELISA tests on the same samples to determine the relative proportions of four different types of nucleosomes in the samples.

The studies were carried out internally by the Company’s scientists at its laboratory in Belgium using a small number of patient samples from two hospitals in Belgium and samples taken from healthy volunteers in the United Kingdom. The results of these studies have not been submitted to or published in any journals (peer reviewed or otherwise). The Company intends to conduct large scale clinical validations, both retrospective and prospective, of these test prototypes for colon, lung, and pancreatic cancers as well as additional cancer types.

NuQTM Research Kits

The Company is currently planning the manufacture of its first RUO products and intends to commence sales in the second quarter of 2012. The research products will be 96 well semi-manual kits of the the NuQ-XTM test, NuQ-VTM and/or the NuQ-MTM tests for the simultaneous analysis of 48 blood samples, the usual format for research products (a 96 well kit can be used to analyze some 48 samples as samples are tested in duplicate).  The most expensive component in the manufacture of products will be the pairs of antibodies employed.  Initially, we anticipate that these will be purchased or licensed at a cost of $14 - $110 USD per kit (for the lowest and highest cost per pair we are currently using), but the Company has commenced development of its own antibodies which we believe will reduce costs to less than $10 USD per kit. Other production costs are expected to be less than $30 USD per kit as summarized in Table 1.  We expect total initial production costs to be around $50-$140 USD per kit and we anticipate a subsequent drop in the production price the first year to approximately $40 USD per kit, as the Company continues to develop its own antibodies.

The selling price will be in the region of $700 - $1,200 USD per kit. The NuQTM assay technology is proprietary to the Company so no direct competition exists.  However, some competitors manufacture simple generic modified histone ELISA kits which are the closest competitors currently on the market to the Company’s intended NuQ-MTM products. The generic products offered by competitors do not measure modified histones in intact nucleosomes but require chemical extraction of histones from samples prior to use. Currently, such products sell in the U.S. market for between $400 - $475 USD per kit (and even higher in Europe).  We intend to sell our NuQTM research kits at a higher market price because:

1.

All of the NuQTM products are protected by multiple patents giving the Company market exclusivity;

2.

NuQ-MTM kits are designed to detect modified histones in intact nucleosomes without any sample pre-extraction steps and are hence much easier to use; and

3.

The NuQ-VTM and NuQ-XTM tests are designed to detect histone variants and other nucleosome structures for which there are no current competitors that the Company is aware of.

The Company has purchased the components to manufacture 250 NuQ-XTM test kits internally at the Company’s laboratory in Belgium for beta-testing at a total cost of approximately $33,000 USD. A table of the components of the kits and approximate costs are summarized in Table 1 below. If beta-testing is successful, the Company will begin to sell the kits in the second quarter of 2012.  Other than the antibodies, all of the components of the kits such as the box, bottles, and wells, will be the same for each test.

Components of NuQ-XTM test kits	Cost (USD $) Per Kit
Antibodies (solid phase & detection)	$107.94
Microtiter plate (96 wells)	$5.82
Enzyme Substrate (10 ml per kit)	$7.80
Detection enzyme conjugate	$0.37
Chemical components of STOP	$0.29
Chemical components of buffers	$1.31
Freeze drying costs	$1.01
Instructions	$1.31
Box & labels	$2.61
Bottles (3x 20ml & 2 x 5ml glass)	$3.17
Total	$131.63

Table 1 – Approximate component costs for each kit for the first 250 kits to be manufactured internally at the Company’s laboratory in Belgium.

A mock-up of a typical kit is shown in Figure 3 below.

Figure 3 – Example of Intended Product

The above photograph is an illustration of the Company’s intended products.  To date, the Company has no products available for sale on the IVD or RUO market and there is no guarantee that any such products will be developed or commercialized on either market.

The NuQTM research use kits will be designed to run on simple instrumentation available from a wide range of suppliers and found in most research laboratories and hospitals. Our own instrument, on which we develop and run the NuQTM tests is shown in Figure 4 below.

Figure 4 – Example of lab instrument for running ELISA tests

NuQTM Clinical Diagnostic Products

There are three main segments of the clinical IVD market that the Company intends to adapt its future NuQTM products to in the future.

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Centralized Laboratory Market

Centralized laboratories test thousands of blood samples taken from patients everyday mostly using fully automated enzyme-linked immunosorbent assay (“ELISA”) systems, commonly known as random access analyzers, usually supplied by one of the global diagnostics companies.  Tests run on ELISA systems use components of the immune system and chemicals to detect immune responses in the body.  ELISA systems analyze thousands of blood samples every day and can run dozens of different ELISA tests in any combination on any sample and for many samples simultaneously.  The systems are highly automated and rapid (as little as 10 minutes for many tests), and can be run at low costs.  Additionally, ELISA instruments are used in all major hospitals throughout the U.S. and Europe and therefore, are well understood by clinicians and laboratory staff.  It is more cost-effective and technically simple for hospitals and clinics to run several blood samples simultaneously using ELISA tests compared to non-ELISA tests or alternative methods for screening cancer.  All of the NuQTM tests that we are in the process of developing are designed for ELISA systems.  A typical example of an ELISA system is shown below in Figure 5.

One option that may be available to the Company in the future is to license our NuQTM technology on a non-exclusive basis to a global diagnostics company.  As of the date of this Report, the Company has not entered into any discussions or negotiations with diagnostic companies or established an anticipated timeframe for licensing our NuQTM technology.

Another option that may be available to the Company is to sell manual and/or semi-automated 96 well ELISA plates for use by these laboratories.  As of the date of this Report, the Company has not entered into any discussions or negotiations with diagnostic companies for the sale of ELISA plates.

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Point-of-Care Devices:  Point-of-care devices are small instruments that perform tens of ELISA tests per day rapidly on blood taken from a finger prick.  The instruments can be found in any oncology clinic and tests can be performed during patient consultations. The Company intends to contract with an instrument manufacturer to produce these instruments for point-of-care NuQTM testing for the oncologist’s office, general doctor’s office or at home testing.  The Company hopes to enter the point-of-care clinical market in Europe in 2013 and in the U.S. in 2014, as the Company will first need to adapt its test prototypes to these small instruments and demonstrate their success in the greater diagnostics market before these products will be adopted by others in the industry.  At this stage of its development, the Company cannot accurately predict the costs to manufacture these devices or their selling price.  As of the date of this Report, the Company has not entered into any discussions or negotiations regarding the manufacture or sale of these devices.  See Figure 6 for an example of a point-of-care device.

The above photograph is an illustration of the Company’s intended products. To date, the Company has no products available for sale on the IVD or RUO market and there is no guarantee that any such products will be developed or commercialized on either market.

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Disposable Home Use or Doctor’s Office Tests:  Disposable home use or doctor’s office tests are single shot disposable devices which can be purchased over the counter at any chemist shop or pharmacy and test a drop of blood taken from a finger prick. The test is administered at a doctor’s office using a point-of-care device or at home using a home testing kit, neither of which require laboratory involvement.  Thus, the patient experiences considerably lower costs using these tests as compared to traditional laboratory tests.  The format of the self-use home testing kit is very easy to use and reproduce and does not rely on laboratory processing.  There are currently no useful diagnostics tests suitable for mass screening for cancer in general through a simple self-use home testing kit. Figure 7 below shows a basic home use test on the left which displays the results of the test in the two windows, similar to a pregnancy test. The test on the right is more sophisticated and plugs into a meter or the USB port of a computer for analysis and interpretation.

The above photograph is an illustration of the Company’s intended products. To date, the Company has no products available for sale on the IVD or RUO market and there is no guarantee that any such products will be developed or commercialized on either market.

The Company intends to contract with a specialist company to adapt the NuQTM test prototypes to the doctor’s office or home use system and to contract with a manufacture for the production of these tests.  As of the date of this Report, the Company has not entered into any discussions or negotiations with a specialist company or manufacturer.  Initially, the Company intends to sell these tests for professional use only (doctor’s office) and to sell the tests for non-professional home use at a later time.    The Company does not yet have an estimated timeframe for entering into this market.  Further, at this early stage of our development, the Company cannot accurately determine the manufacturing costs or selling price of these tests.

HyperGenomicsTM

The Company is in the process of developing HyperGenomicsTM tissue tests to be administered once cancer has been detected to determine the specific subtype of disease and to help decide the most appropriate therapy. Selecting the correct treatment approach can significantly improve outcome, reduce side effects and deliver cost savings.  Currently, confirmation of the presence of cancer is done by cytology and immunocytochemistry which are time consuming and expensive.  Further, many biopsies taken to confirm the presence of cancer are negative and must be repeated.  HyperGenomics Pte Limited, a subsidiary of the Company, holds a worldwide exclusive licence to the patent application for the HyperGenomics technology from Imperial College, London. The HyperGenomicsTM tests for cancer will be performed on cancer tissue obtained either by biopsy or by surgical resection to determine the cancer subtype and to determine optimal treatment regimens.  The HyperGenomicsTM tissue tests are being developed to be able to characterize individual tumors by epigenetic profiling at a detailed and deep level and in a cost effective way.

In regards to the RUO market, currently the HyperGenomicsTM test is in the prototype development stage.  Once the prototype development is completed (expected end 2012), the Company will then perform beta-testing which shall take approximately six (6) months to complete and will cost approximately $50,000 USD.  If beta-testing is successful, the Company expects its HyperGenomicsTM test to be rolled out onto the RUO market in Europe and in the U.S. in 2013.  The HyperGenomicsTM test is too early in its development for the Company to accurately determinate the manufacturing costs and sale price of the test.

For the IVD market, the Company expects to work on the clinical proof of concepts and validations for the HyperGenomicsTM test in 2012.  The launch of the HyperGenomicsTM test into the IVD market in Europe and the U.S. will follow the commercialization of the test into the RUO market.  The estimated timeframe for its launch into the IVD market has not yet been determined and will depend upon the speed of clinical trials and market approval.

Endometriosis Test

Endometriosis is a progressive gynecological condition that affects one in ten women of childbearing age and approximately 176 million women worldwide. The disease is the leading cause of infertility in women, with up to 40% of all infertile women suffering from endometriosis.  There is currently no existing non-surgical diagnostic test for endometriosis.  Diagnosis is typically made via invasive and expensive laparoscopy, followed by a histological examination of any lesions found to confirm the diagnosis. Due to difficulties in this process, the diagnosis can take approximately 9 years from when the symptoms appear.  The lack of a suitable screening test has also held up development of a cure for the disease.

Singapore Volition acquired the patent application for an endometriosis test (“NuQ Endo”) in June 2011 and the Company is now in the process of developing the test based on its existing NuQTM technology.  The NuQ Endo test is designed to be a simple blood test taken at two stages of a woman’s menstrual cycle, during menses and partway through the month. If the two measurements show quantitative differences in total nucleosome level, endometriosis is indicated.  Hypothesis-testing and clinical proof of concept work (to demonstrate that the test is feasible or has the potential to be used and effective) on the endometriosis test is currently being carried out in the Company’s laboratory. The Company will continue with validation of the NuQ Endo endometriosis test in 2012.  The Company will review the best ways of commercializing a product on the IVD market in the late first quarter of 2012 if the validations prove its diagnostic potential.  If the Company is successful in developing a reliable test, we hope to partner with large pharmaceutical companies to bring these tests to the IVD clinical market.  The NuQ Endo test is too early in its development for the Company to accurately determinate the manufacturing costs and sale price of the test.  The NuQ Endo test is not currently being developed for the RUO market.

Intellectual Property

The Company holds eight families of patents covering the products currently being developed.  Three are licensed form world-class research institutions, two are patents authored by Belgian Volition and three are patents authored by Singapore Volition.

NucleosomicsTM Intellectual Property

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Singapore Volition holds an exclusive license to the following patent from Chroma Therapeutics Limited:

Nucleosomics  WO2005019826:  Detection of Histone Modifications in Cell-Free Nucleosomes (Patent that underlies the NuQ-MTM tests)

Application Date:  August 18, 2003

Status:  Granted in Europe; Pending in U.S.

For more information, see the section entitled “Material Contracts of Singapore Volition and its Subsidiaries” and Exhibits 10.04, 10.09 and 10.12.

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Singapore Volition holds the worldwide exclusive license in “the field of cancer diagnosis and cancer prognosis” for the following patent from the European Molecular Biology Laboratory:

EMBL Variant Patent WO2011000573:  Diagnostic Method for Predicting the Risk of Cancer Recurrence based on MacroH2A Isoforms

Application Date:  July 2, 2009

Status:  Pending Worldwide

For more information, see the section entitled “Material Contracts of Singapore Volition and its Subsidiaries” and Exhibit 10.14.

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Belgian Volition authored the following patent application covering its total NuQTM assay technology:

NuQ Patent UK1115099.2 and U.S. 61530300: Method for Detecting Nucleosomes

Application Date: September 1, 2011

Status: Pending Worldwide

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Belgian Volition authored the following patent application covering its NuQ-VTM technology:

NuQ-V Patent UK1115098.4 and U.S. 61530304:  Method for Detecting Nucleosomes containing Histone Variants

Application Date: September 1, 2011

Status: Pending Worldwide

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Singapore Volition authored the following patent application covering its NuQ-XTM technology:

NuQ-X Patent UK1115095.0 and U.S. 61530295: Method for detecting Nucleosomes containing Nucleotides

Application Date: September 1, 2011

Status: Pending Worldwide

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Singapore Volition authored the following patent application covering a NuQ-ATM blood test for detecting nucleosome adducts of cancer origin that circulate in the blood of cancer patients.  The patent application covers both the use of these adducts as biomarkers and the methods for their detection.  As of the date of this Report, the Company has no immediate plans for the development of a blood test under this patent.

NuQ-A Patent UK1121040.8 and U.S. 61568090: Method for detecting Nucleosome Adducts

Application Date: December 7, 2011

Status: Pending Worldwide

HyperGenomicsTM Intellectual Property

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HyperGenomics Pte Limited holds a worldwide exclusive licence to the following patent application from Imperial College, London:

HyperGenomics WO03004702:  Method for Determining Chromatin Structure

Application Date:  July 5, 2001

Status:  Pending in Europe and U.S.

For more information, see the section entitled “Material Contracts of Singapore Volition and its Subsidiaries” and Exhibits 10.01, 10.02, 10.03, 10.16 and 10.17.

Endometriosis Intellectual Property

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Singapore Volition authored the following patent application for its endometriosis test:

Endometriosis Diagnostic UK1012662.1:  Method for Detecting the Presence of a Gynaecological Growth

Application Date:  July 28, 2010

Status:  Pending Worldwide

For more information, see the section entitled “Material Contracts of Singapore Volition and its Subsidiaries” and Exhibits 2.01 and 2.02.

Future Intellectual Property Strategy

The Company intends to continue its development of the NuQTM and HyperGenomicsTM technologies and will continue to apply for patents for future product developments.  The Company’s strategy is to protect the technologies with patents in Europe and the U.S.  Following product development, each product, based on the technologies, will be further protected individually by new patent filings worldwide.

We believe that this will provide:

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Market exclusivity through a double layer of patent protection (primarily the protection of the underlying technology on which all the tests are based and, secondarily, specific patent protection for each future product).

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A full 20-year protection for each new product developed (e.g. a NuQTM product developed in 2010 would continue to be protected in all markets until 2030, beyond expiration of the parent technology patent in 2023).

Trademarks

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Europe – Granted Trademarks

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NuQ (covers associated brand names including NuQ-X, NuQ-V, NuQ-M, NuQ Endo, etc.)

European Community Trade Mark No. 009979675

In Classes 01, 05, 10. 42

Registration Date: November 28, 2011

Initial Duration:  10 years

From:  May 19, 2011

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Hypergenomics

European Community Trade Mark No. 009979626

In Classes 01, 05, 10. 42

Registration Date: November 28, 2011

Initial Duration:  10 years

From:  May 19, 2011

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Europe – Trademark Application Pending

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Nucleosomics

European Community Trade Mark Application No. 009979551

Classes 01, 05, 10. 42

Application Date: May 19, 2011

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United States – Trademark Application Pending

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NuQ

Application Date: May 20, 2011

United States Trade Mark Application No. 85/326467

Classes 01, 05, 10 and 42

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Hypergenomics

Application Date: May 20, 2011

United States Trade Mark Application No. 85/326495

Classes 01, 05, 10 and 42

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Nucleosomics

Application Date: May 20, 2011

United States Trade Mark Application No. 85/326500

Classes 01, 05, 10 and 42

Government Approval

All of the Company’s intended products are designed to be non-invasive, meaning they cannot harm the subject other than through misdiagnosis.  The Company’s strategy is to begin selling its future products for RUO purposes, which requires no regulatory approval, while simultaneously going through the process of obtaining regulatory approval for IVD products to be used clinically on cancer patients.  Conformité Européenne (“CE”) Marking is a rough equivalent of the United States’ Food and Drug Administration (“FDA”) approvals process, although it is a somewhat lighter regime.  The Company will first focus on the regulatory process in Europe (CE Marking), due to the grant of the NuQTM patent in Europe and due to the lighter regulatory requirements to obtain CE Marking than to obtain FDA approval in the U.S.  This will be followed closely by the regulatory process in the U.S. and in the rest of the world.  In many territories, the European CE Mark is sufficient to place products on the clinical market and, where it is not, it often simplifies the regulation processes.  To date, the Company has not begun the CE Marking or FDA approval process for any of its tests currently under development.

Europe – CE Marking

Manufacturers in the European Union (“EU”) and abroad must meet CE Marking requirements, where applicable, in order to market their products in Europe.  The CE Mark certifies that a product has met EU health, safety, and environmental requirements which ensure consumer safety.

To receive the CE Mark, the Company must meet certain requirements as set forth in the In-Vitro Diagnostic Medical Devices Directive, which applies to the Company’s diagnostic products.  The requirements to procure CE Marking for In-Vitro Diagnostic Medical products are: (i) analytical validation of the products; (ii) clinical validation of the products (which can be retrospective clinical studies using biobank patient samples, i.e. blood samples from historic patients); (iii) implementation of regulatory compliant manufacture; and (iv) certification from the International Organization for Standardization (this last requirement is not technically required but will aid the regulatory approval process in Europe and the U.S.).

The Company is currently engaged in requirements (i) and (ii) for the NuQ-XTM test and the NuQTM panel.  Requirements (iii) and (iv) are general requirements that apply to all of the Company’s intended products.  In compliance with the In-Vitro Diagnostic Medical Devices Directive and the CE Marking process, the Company has ensured that all development and validation is carried out in a manner consistent with regulatory approval.  Additionally, the Company has maintained proper records so that its future products can be approved as quickly and simply as possible.  The Company has engaged a regulatory advisor to lead in requirement (iv) for all of its future products.  All of these requirements must be completed prior to the submission of an application for CE Marking.  The Company will submit applications, which will contain a dossier of all relevant analytical, clinical and manufacturing data following retrospective clinical studies which will require a total of approximately six (6) months to complete.  We estimate the cost of obtaining CE Marking will be approximately $500,000 USD per test.  The Company expects that CE Marking for the NuQ-XTM test and NuQTM panel products will be applied for by the end of 2012.  Sales of our clinical products can occur in Europe once CE Marking has been granted.

In Europe, IVD companies are able to self-certify that they meet the appropriate regulatory requirements and are subject to inspection for enforcement.   European national agencies, such as Customs authorities and/or the Departments of Health, Industry and Labor, conduct market surveillance to ensure the provisions of the applicable Directive have been met for products marketed within the European Union. In pursuit of this goal, surveillance authorities will: i) visit commercial, industrial and storage premises on a regular basis; ii) visit work places and other premises where products are put into service and used; iii) organize random checks; and iv) take samples of products for examination and testing.  If a product is found to be noncompliant, corrective action will depend on and be appropriate to the level of noncompliance.  Others responsible for the noncompliance of the product will be held accountable as well. Penalties, which may include imprisonment, are determined by national law.

U.S. – FDA Approval

The Company’s diagnostic products are designated as “medical devices” by the FDA. Among other things, the FDA regulates the research, testing, manufacturing, safety, labeling, storage, recordkeeping, pre-market clearance or approval, marketing and promotion, and sales and distribution of medical devices in the U.S. to ensure that medical devices distributed domestically are safe and effective for their intended uses. In addition, the FDA regulates the export of medical devices manufactured in the U.S. to international markets.  We estimate the cost of obtaining FDA approval to be approximately $825,000 USD per product.  FDA approval is more expensive and will take at least twice as long as CE Marking in Europe.

Unless an exemption applies, each medical device that we wish to market in the U.S. must first receive either clearance of a 510(k) pre-market notification or approval of a Product Market Application (“PMA”) from the FDA. The FDA’s 510(k) clearance process usually takes from three to twelve months, but it can take significantly longer and clearance is never guaranteed. The process of obtaining PMA approval is much more costly, lengthy and uncertain. It generally takes from one to three years or even longer and approval is not guaranteed.  The FDA decides whether a device must undergo either the 510(k) clearance or PMA approval process based upon statutory criteria. These criteria include the level of risk that the agency determines is associated with the device and a determination of whether the product is a type of device that is similar to devices that are already legally marketed.  Devices deemed to pose relatively less risk are placed in either Class I or II.  Class III devices are those devices which are deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device.  In the U.S., cancer diagnostics are considered Class III products, the highest classification (in Europe, cancer diagnostics are not in the high classification group except for home use).  As such, most of the Company’s future products will likely have to undergo the full PMA process of the FDA.

A clinical trial may be required in support of a 510(k) submission and is generally required for a PMA application. These trials generally require an effective Investigational Device Exemption (“IDE”), from the FDA for a specified number of patients, unless the product is exempt from IDE requirements or deemed a non-significant risk device eligible for more abbreviated IDE requirements. The IDE application must be supported by appropriate data, such as animal and laboratory testing results. Clinical trials may begin 30 days after the submission of the IDE application unless the FDA or the appropriate institutional review boards at the clinical trial sites place the trial on clinical hold.

Once the application and approval process is complete and the product is placed on the clinical diagnostics market, regardless of the classification or pre-market pathway, it remains subject to significant regulatory requirements. The FDA may impose limitations or restrictions on the uses and indications for which the product may be labeled and promoted. Medical devices may only be marketed for the uses and indications for which they are cleared or approved. FDA regulations prohibit a manufacturer from promoting a device for an unapproved, or “off-label” use. Manufacturers that sell products to laboratories for research or investigational use in the collection of research data are similarly prohibited from promoting such products for clinical or diagnostic tests.

Further, our future manufacturing processes and those of our future suppliers will be required to comply with the applicable portions of the FDA’s Quality Systems Regulations, which cover the methods and documentation of the design, testing, production, processes, controls, quality assurance, labeling, packaging and shipping of our intended products. Domestic facility records and manufacturing processes are subject to periodic unscheduled inspections by the FDA. The FDA also may inspect foreign facilities that export products to the U.S.

The FDA has broad regulatory and enforcement powers. If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions ranging from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure or recall of our future products, total or partial shutdown of production, withdrawal of approvals or clearances already granted, and criminal prosecution. The FDA can also require us to repair, replace or refund the cost of products that we manufactured or distributed. Furthermore, the regulation and enforcement of diagnostics and equipment by the FDA is an evolving area that is subject to change. While we believe that we are and will continue to be in compliance with the current regulatory requirements and policies of the FDA, the FDA may impose more rigorous regulations or policies that may expose us to enforcement actions or require a change in our business practices. If any of these events were to occur, it could materially adversely affect us.

Product Development and Plan of Operations

NuQ-XTM Test:

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Research Use Only Market

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The Company’s first intended product, the NuQ-XTM test for the presence of circulating nucleosomes based on our proprietary NuQTM technology is developed and the first beta-testing is complete. However, this NuQ-XTM test has since been improved with a new antibodies combination and the Company will start beta-testing on this improved test in the first quarter of 2012.  If beta-testing is successful, the test will be released into the RUO market as a research kit in the U.S. and Europe in the second quarter of 2012.

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In-Vitro Diagnostics Market

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CE Marking (Europe):  In preparation for release into the IVD market in Europe, the NuQ-XTM test is expected to undergo large scale retrospective clinical validations during 2012 which shall take approximately nine (9) months to complete.  Once the retrospective validations are completed, the test will be submitted for CE Mark approval.  We estimate the cost of obtaining CE Marking will be approximately $500,000 USD.

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FDA Approval (U.S.):  FDA approval in the U.S. is expected to require longer large scale prospective clinical validation studies and these will also be commenced in 2012 and are expected to be completed in 2014. When completed, the data will be submitted to the FDA for U.S. market approval.  We estimate the cost of obtaining FDA approval will be approximately $825,000 USD.

NuQTM Panel Tests:

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Research Use Only Market

o

The NuQTM panel of tests are in the final stages of development for the RUO market.  Beta-testing of the NuQTM panel tests is expected to begin the second quarter of 2012 and shall take approximately one month to complete.  The expected costs of beta-testing of the NuQTM panel tests total less than $20,000 USD. If beta-testing is successful, the Company intends to bring its NuQTM panel products to the research market during 2012 by selling the tests as research kits.

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In-Vitro Diagnostics Market

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CE Marking (Europe): The NuQTM panel of tests have undergone the initial research phase and are in final stages of development and initial validation data for colon, lung and pancreatic cancers. The NuQTM panel tests are expected to undergo large scale retrospective clinical validations in colon, lung, and pancreatic cancers during 2012 and take approximately nine (9) months to complete.  Once the retrospective validations are completed, the tests will be submitted for CE Mark approval.  We estimate the cost of obtaining CE Marking will be approximately $500,000 USD.

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FDA Approval (U.S.):  FDA approval is expected to require longer large scale prospective clinical validation studies and is expected to commence in 2012 and be completed in 2014. When completed, the data will be submitted to the FDA for U.S. market approval.  We estimate the cost of obtaining FDA approval will be approximately $825,000 USD.

In parallel with the large scale clinical validation studies for colon, lung, and pancreatic cancers, the Company will commence initial testing on further cancers in 2012 based on the Company’s NuQTM technology. These will be selected by medical need and commercial value and the first will be breast cancer. It is expected that, if initial clinical studies are positive, large scale retrospective (CE Mark) and prospective (FDA) clinical validation studies for breast cancer will commence in the third quarter of 2012. A rolling pipeline of products for different types of cancers is expected to be produced over the next three (3) to five (5) years.

HypergenomicsTM Test:

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Research Use Only Market

o

Currently, the HyperGenomicsTM test is in the prototype development stage.  Once the prototype development is completed (expected end 2012), the Company will then perform beta-testing which shall take approximately six (6) months to complete and will cost approximately $50,000 USD.  If beta-testing is successful the Company expects its HyperGenomicsTM test to be rolled out onto the RUO market in Europe and in the U.S. in 2013.  The HyperGenomicsTM test is too early in its development for the Company to accurately determinate the manufacturing costs and sale price of the test.

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In-Vitro Diagnostics Market

o

The Company expects to work on the clinical proof of concepts and validations for the HyperGenomicsTM test in 2012.  The launch of the HyperGenomicsTM test into the IVD market in Europe and the U.S. will follow the commercialization of the test into the RUO market.  The estimated timeframe for its launch into the IVD market has not yet been determined and will depend upon the speed of clinical trials and market approval.

NuQ EndoTM Endometriosis Test:

•

Research Use Only Market

o

The Company does not intend to bring the NuQ EndoTM test to the RUO market and instead will focus its efforts on bringing it to the IVD market.

•

In-Vitro Diagnostics Market

o

Currently, the NuQ EndoTM test is undergoing hypothesis-testing and clinical proof of concept work.  The Company expects to continue with validations for the NuQ EndoTM test in 2012.  Once the proof of concepts and validations are completed, expected end of 2012, the Company will then perform beta-testing which shall take approximately six (6) months to complete and will cost approximately $50,000 USD.  If the Company is successful in developing a reliable test, we hope to partner with large pharmaceutical companies to bring these tests to the IVD market in Europe and the U.S.  The NuQ EndoTM test is too early in its development for the Company to accurately determinate the manufacturing costs and sale price of the test.  The estimated timeframe for its launch into the IVD market has not yet been determined and will depend upon the speed of clinical trials and market approval.

NuQTM Clinical Diagnostic Products:

•

Centralized Laboratory Market

o

License of NuQTM technology to a global diagnostics company: The Company may license our NuQTM technology on a non-exclusive basis to a global diagnostics company. The approximate licensing fees have not yet been determined. As of the date of this Report, the Company has not entered into any discussions or negotiations with diagnostic companies or established an anticipated timeframe for licensing our NuQTM technology.

o

Sell manual and/or semi-manual ELISA plates to centralized laboratories: The Company may sell manual and/or semi-automated 96 well ELISA plates for use by centralized laboratories. The approximate manufacturing costs or sales price have not yet been determined. As of the date of this Report, the Company has not entered into any discussions or negotiations with diagnostic companies or established an anticipated timeframe regarding the sale of ELISA plates.

o

Point-of-Care Devices:  The Company expects to enter the point-of-care clinical market in Europe in 2013 and in the U.S. in 2014.  The approximate manufacturing costs or sales price per device have not yet been determined.  As of the date of this Report, the Company has not entered into any discussions or negotiations regarding the manufacture or sale of these devices.

o

Disposable Home Use or Doctor’s Office Tests:  The Company intends to contract with a specialist company to adapt the NuQTM tests to the doctor’s office or home use system and contract with their manufacture.  The sale of these tests will initially be for professional use only (doctors) and will likely be released at a later time for non-professional home use.  The approximate manufacturing costs or sales price per test have not yet been determined.  As of the date of this Report, the Company has not entered into any discussions or negotiations with a specialist company or manufacturer.  The Company does not yet have an estimated timeframe for the manufacture or sale of these tests.

If we do not have enough funds to fully implement our business plan, we will be forced to scale back our plan of operations and our business activities, increase our anticipated timeframes to complete each milestone or seek additional funding.  In the event that additional financing is delayed, the Company will prioritize the maintenance of its research and development personnel and facilities, primarily in Belgium, and the maintenance of its patent rights. However the development of the current pipeline of intended products for the RUO market would be delayed, as would clinical validation studies and regulatory approval processes for the purpose of bringing products to the IVD market. In the event of an ongoing lack of financing, the Company may be obliged to discontinue operations, which will adversely affect the value of its common stock.

Sales and Marketing Strategy

The first use of our future NuQTM products will be for RUO, as the RUO market does not require government approval as opposed to the clinical IVD market.  We believe that by selling our intended products in the RUO market, we will drive awareness of our Company and our intended products which in turn, will lead to future sales in both the RUO and IVD clinical markets. The Company’s future products will be available for sale to researchers via the Company’s product website, http://www.nucleosomics.com. Initially, the Company will provide its products to carefully chosen opinion leaders to provide further validation and product feedback.

The Company will use the following methods to generate revenues from its intended products:

•

Direct Sales:  As the Company desires to launch its intended products into both the RUO and IVD markets as quickly as possible, direct sales will be the first path to market the future suite of NuQTM products as well as all of the Company’s other future products when they are first available for sale.  We hope to achieve initial sales through strong existing contacts and a dedicated product website.  As of the date of this Report, the Company has not begun direct sales or entered into any sales agreements for any of its intended products.

•

Product Sales Partners:  If the Company is able to sell its intended products, the Company will strive to carry out the majority of its sales of diagnostic and research products through contracted sales and marketing partners. This will be organized by territory, by region and end user, e.g. clinical vs. research.   We estimate such partners will take approximately 30% to 40% of the sales prices of any products sold through these channels.  While initial discussions have been commenced, the Company has not finalized any formal partnerships.

•

Distribution Agreements:  Distribution agreements will be used primarily in markets and territories where the Company has no real prospect of obtaining traction alone or where the entry barriers are high. The Company plans to enter into tightly drawn distribution agreements outlining the territory and sectors to be covered.  Control will be maintained by the Company through strict oversight and by centralized production centers that will provide supplies to distributors.  We estimate such distributors will take approximately 30% of the sales prices of any products sold through these channels.  As of the date of this Report, the Company has not entered into any distribution agreements.

The Company’s future products will require several dynamic and evolving sales models tailored to different worldwide markets, users and products. The Company has decided to focus its sales strategy on the initial RUO market in 2012 and develop a flexible strategy for its future IVD products through the later part of 2012.  We hope to progressively grow to large volumes of tests sold to centralized laboratories and eventually reach the mass diagnostics testing market.  The exact nature of the ideal sales strategy will evolve as the Company continues to develop its intended products and seek entry into the RUO and IVD markets.

Government Regulations

The health care industry, and thus our business, is subject to extensive federal, state, local and foreign regulation. Some of the pertinent laws have not been definitively interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of subjective interpretations. In addition, these laws and their interpretations are subject to change.

Both federal and state governmental agencies continue to subject the health care industry to intense regulatory scrutiny, including heightened civil and criminal enforcement efforts. As indicated by work plans and reports issued by these agencies, the federal government will continue to scrutinize, among other things, the marketing of diagnostic health care products. The federal government also has increased funding in recent years to fight health care fraud, and various agencies, such as the U.S. Department of Justice, the Office of Inspector General of the Department of Health and Human Services, or OIG, and state Medicaid fraud control units, are coordinating their enforcement efforts.

We will also be required to comply with numerous other federal, state, and local laws relating to matters such as safe working conditions, industrial safety, and labor laws. We may incur significant costs to comply with such laws and regulations in the future, and lack of compliance could have material adverse effects on our operations.

We believe that we have structured our business operations to comply with applicable legal requirements. However, it is possible that governmental entities or other third parties could interpret these laws differently and assert otherwise.

Competition

We anticipate facing competition primarily from large healthcare, pharmaceutical and diagnostic companies such as Abbott Laboratories Inc., Cepheid Inc., Philips, GE Healthcare, Siemens, Gen-Probe Incorporated, MDxHealth SA, EpiGenomics AG, Roche Diagnostics and Sequenom, Inc. We hope that our future products will have a competitive edge compared to those offered by competitors on the basis that our tests are being developed to be accurate, cost-effective, easy to use, non-invasive, technologically advanced, compatible with ELISA systems, based on strong intellectual property and to be used for mass screenings.

Many of our anticipated competitors have substantially greater financial, technical, and other resources and larger, more established marketing, sales and distribution systems than we will have. Many of our future competitors also offer broad product lines outside of the diagnostic testing market and have brand recognition.  Moreover, our future competitors may make rapid technological developments that may result in our intended technologies and products becoming obsolete before we are able to enter the market, recover the expenses incurred to develop them or generate significant revenue. Our success will depend, in part, on our ability to develop our intended products in a timely manner, keep our future products current with advancing technologies, achieve market acceptance of our future products, gain name recognition and a positive reputation in the healthcare industry, and establish successful marketing, sales and distribution efforts.

Material Contracts of Singapore Volition and its Subsidiaries

1.

On October 19, 2005, Cronos Therapeutics Limited (“Cronos”), a company incorporated in England and Wales, entered into a Patent License Agreement (the “Patent License Agreement”) with Imperial College Innovations Limited (“Innovations”), a company incorporated in England and Wales, pursuant to which Innovations shall grant to Cronos an exclusive license under certain patent applications filed by Innovations relating to gene mapping technology, including the right to sub-license, develop, manufacture, have manufactured, use and sell licensed products or to supply a service in relation to the patent applications, within a certain field and territory for a period from June 7, 2005 to July 31, 2006, unless earlier terminated or extended.  In exchange for these rights, Cronos shall pay Innovations an initial fee of £15,000 GBP which is deductible against royalties paid in that year, and if the term of the agreement is extended, an annual fee of £15,000 GBP, also deductible against royalties paid in that year.  Cronos shall also pay Innovations the following royalty payments:  (a) 5% of the net sales value of all licensed products sold by Cronos; (b) 15% of all fees received by Cronos for the provision of services; (c) 15% on sub-license-non royalty income received by Cronos; (d) 25% of the cumulative royalty income received from sub-licensees where such cumulative royalty income over the term of the Patent License Agreement is less than or equal to £1,000,000 GBP; and (e) 20% of the cumulative royalty income received from sub-licensees where such cumulative royalty income over the term is in excess of £1,000,000 GBP.  Further, Cronos shall pay Innovations a milestone payment of either £35,000 GBP or £50,000 GBP upon the first successful grant of the gene mapping technology patent as determined by the territory in which the first patent is granted, per the terms set forth in the agreement.  A copy of the Patent License Agreement was filed as Exhibit 10.01 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference to Exhibit 10.01.

2.

On July 31, 2006, Cronos and Innovations amended that certain Patent License Agreement (the “Amended Patent License Agreement”) dated October 19, 2005, pursuant to which they, among other things, extended the term of the Patent License Agreement from July 31, 2006 to November 30, 2006.  A copy of the Amended Patent License Agreement was filed as Exhibit 10.02 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.02.

3.

On September 4, 2006, Cronos and Innovations entered into a Letter Agreement (the “Extension Letter Agreement”), pursuant to which the parties confirmed their understanding that the shareholders of Cronos were proposing to exchange some or all of their shares in Cronos for shares in ValiRX and that ValiRX shall become the holding company of Cronos.  Contemporaneously with this exchange or immediately thereafter, the shareholders of ValiRX should then exchange their shares in ValiRX for ordinary shares in Azure Holdings Plc (“Azure”). Pursuant to the Extension Letter Agreement, in consideration of the payment by Cronos to Innovations of £1.00 GBP, the parties agreed that upon the last to occur of the following events:

(i)

the exchange of all of Innovations’ shares in Cronos for shares in ValiRX;

(ii)

it being demonstrated to Innovations that Azure has a cash balance of at least £150,000;

(iii)

conclusion of the exchange of shares between Azure and ValiRX, such that ValiRX becomes the wholly owned subsidiary of Azure; and

(iv)

admission of all the ordinary shares of Azure to the AIM Market of the London Stock Exchange

the term of two licenses granted to Cronos, the GeneICE License granted to Cronos pursuant to a license agreement dated August 17, 2004 and the Gene Mapping License granted to Cronos pursuant to the above-referenced Patent License Agreement dated October 19, 2005, would be extended automatically until the patents have expired or been revoked.  Further, Innovations would waive any entitlement to be issued with such number of ordinary shares in the capital of Cronos to maintain its holding of 24.99% of the total shares of Cronos in issue at any time and to waive any entitlement to terminate either of the two licenses.  A copy of the Extension Letter Agreement was filed as Exhibit 10.03 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.03.

4.

On October 3, 2007, ValiRX PLC (“ValiRX”), a company incorporated in England and Wales and the holding company of Cronos, entered into a Patent License Agreement with Chroma Therapeutics Limited (“Chroma”), a company incorporated in England and Wales, pursuant to which Chroma shall grant to ValiRX an exclusive license under certain patent applications filed by Chroma relating to chromatin, nucleosome and histone structure and determination of histone modifications, including the right to sub-license, develop, manufacture, have manufactured, use and sell licensed products or to supply a service in relation to the patent applications, within a certain field and territory.  ValiRX shall retain such rights from October 3, 2007 until the expiration, lapse or invalidation of the patent applications or the patents issued thereby unless earlier terminated.  In exchange for these license rights, ValiRX shall pay Chroma the following royalty payments:  (a) 5% of the net sales value of all licensed products sold by ValiRX; (b) 15% of all fees received by ValiRX for the provision of services; (c) 15% on sub-license-non royalty income received by ValiRX; (d) 25% of the cumulative royalty income received from sub-licensees where such cumulative royalty income is less than or equal to £1,000,000 GBP; and (e) 20% of the cumulative royalty income received from sub-licensees where such cumulative royalty income is in excess of £1,000,000 GBP.  A copy of the Patent License Agreement was filed as Exhibit 10.04 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.04.

5.

On March 16, 2010, ValiBio entered into a Soft Repayable Grant Advance on the Diagnosis of Colorectal Cancer by “NucleosomicsTM” (“Loan Agreement”) with the Walloon Region government in Belgium (“Walloon”), wherein Walloon agreed to provide up to a maximum of €1,048,020 EUR (the “Grant”) to help fund the research endeavors of ValiBio, including the development and clinical validation process of a tool for screening/early diagnosis of colorectal cancer based on the NucleosomicsTM technology.  Walloon agreed to provide working capital of €419,280 EUR, which was received by ValiBio in January 2011.  Once ValiBio has conducted its research, if the research project is successful, ValiBio has the option to exploit the results of the research, meaning produce, sell or export any associated product or service in any country.

According to the Loan Agreement, if ValiBio decides to exploit the results, it shall make annual payments to Walloon from 2013 to 2022 of various payment amounts (the “Annual Payments”) totaling €314,406 EUR (equal to 30% of the Grant) in addition to a 6% royalty on all relevant sales from the products and services.  However, if ValiBio does not receive the full Grant amount, ValiBio shall pay a proportion of the Annual Payments, which proportion shall be equal to the total amount of the Grant actually received by ValiBio divided by the total amount of the Grant (€1,048,020 EUR).  The maximum amount payable to Walloon is twice the amount of the Grant received.  If ValiBio decides not to exploit the results, it is exempt from repaying Walloon the amount of the Grant if ValiBio communicates its decision to Walloon by outlining the failure of the research project and if ValiBio transfers the rights to the research results to Walloon.  If ValiBio does not fulfill both of these conditions, ValiBio must reimburse the total Grant to Walloon.  The research project will be considered a success and Annual Payments will be payable to Walloon if the research project generates knowledge, patents and/or prototypes irrespective of any sales from products and services.  A copy of the Loan Agreement was filed as Exhibit 10.05 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference to Exhibit 10.05.

6.

On March 16, 2010, ValiBio, Walloon and ValiRX entered into a Non-Exploitation and Third Party Patent License Agreement (the “Agreement”), pursuant to which ValiRX and ValiBio shall transfer exclusive exploitation rights to the “Detection of Histone Modification in Cell-Free Nucleosomes” patent to Walloon (or its nominee) in the event that ValiBio does not exploit the results of its research funded by the Grant by Walloon or ValiRX abandons the exclusive licence granted by that certain licence agreement dated October 3, 2007 (see Exhibit 10.04), per the terms set forth in the Agreement.  ValiBio originally acquired the exploitation rights from ValiRX per a license agreement dated January 18, 2008 (“Secondary Licence”) which was subsequently cancelled and replaced with that certain Licence Agreement dated November 2, 2010 (see Exhibit 10.12).  In the event that ValiBio does not exploit the results of the research, ValiRx shall grant the exploitation rights to Walloon (or its nominee) which shall pay to ValiRX: (a) 5% of the net sales value of all licensed products sold; (b) 10% of all fees received by for the provision of services; (c) 10% on sub-license-non royalty income received; (d) 15% of the cumulative royalty income received from sub-licensees where such cumulative royalty income over the term of the Agreement is less than or equal to €1,500,000 EUR; and (e) 10% of the cumulative royalty income received from sub-licensees where such cumulative royalty income over the term is in excess of €1,500,000 EUR. In the event that ValiRX abandons the exclusive licence, it shall transfer ownership of the exclusive licence to Walloon for no consideration.  A copy of the Agreement was filed as Exhibit 10.06 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference to Exhibit 10.06.

7.

On August 6, 2010, Singapore Volition entered into an agreement (the “Agreement”) with PB Commodities Pte Limited (“PB Commodities”). At the time of the Agreement, Laith Reynolds (former Director of Singapore Volition), Cameron Reynolds (current President, CEO and a Director of VolitionRx Limited) and Rodney Rootsaert (current Secretary of VolitionRx Limited) were serving as Directors of PB Commodities.  (Subsequently, Mr. Cameron Reynolds resigned as a Director of PB Commodities on May 1, 2011 and Mr. Rootsaert resigned on September 20, 2011.)   PB Commodities does not operate for profit.   The Agreement provides office space, office support staff, and consultancy services to Singapore Volition for the structuring, management, fundraising and development and implementation of its business plan.  In exchange, Singapore Volition shall pay an initial set up fee to PB Commodities of $11,250 USD.   Additionally, Singapore Volition shall pay $5,700 USD per month for office space and staff services as well as pay consultancy fees each month to PB Commodities for the services of Cameron Reynolds ($8,000 USD), Rodney Rootsaert ($6,000 USD) and Patrick Rousseau - former Managing Director of Belgian Volition (€2,000 EUR or approximately $2,814 USD).  Singapore Volition is also required to pay for all reasonable expenses incurred.  The term of the Agreement is twelve months, commencing on September 1, 2010, with automatic extensions of twelve months and a three month notice required for termination of the Agreement.  For the fiscal years ended December 31, 2010 and December 31, 2011, Singapore Volition paid approximately $105,000 USD and $288,000 USD, respectively, to PB Commodities.  A true and correct copy of the Agreement was filed as Exhibit 10.07 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.07.

8.

On September 22, 2010, Singapore Volition entered into a Share Purchase Agreement (“Agreement”) with ValiRX, pursuant to which Singapore Volition shall purchase all shares held by ValiRX in ValiBio.  In exchange for the ValiBio shares, Singapore Volition shall pay $400,000 USD to ValiRX in four equal payments (paid on October 8, 2010; January 19, 2011; April 14, 2011 and July 11, 2011, respectively) and stock with a value of $600,000 USD of Singapore Volition or a newly listed entity with the price per share to be determined by: a) the 30 day average closing middle market price immediately prior to the issuance of shares, if Singapore Volition or a newly listed entity following the merger or reverse takeover of Singapore Volition; or b) the average subscription price at which Singapore Volition has raised capital during the period of the Agreement, if Singapore Volition is not listed within 350 days of the Agreement; or c) the mutual consent of the parties in writing prior to the issuance.  The price per share will be determined by whichever of the above occurs first.   A copy of the Share Purchase Agreement was filed as Exhibit 2.01 to our Amended Current Report on Form 8-K/A filed with the SEC on May 8, 2012.

9.

On September 22, 2010, Singapore Volition entered into a Deed of Novation (“Deed of Novation”) by and among ValiRX, ValiBio and Chroma, pursuant to which the parties agreed that ValiRX’s rights, obligations and liabilities under that certain Patent License Agreement by and between ValiRX and Chroma dated October 3, 2007 shall be novated to Singapore Volition.  As consideration, Singapore Volition shall pay directly to Chroma 5% of each payment due to ValiRX pursuant to that certain Share Purchase Agreement dated September 22, 2010, per the terms of the Deed of Novation.  A copy of the Deed of Novation was filed as Exhibit 10.09 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference to Exhibit 10.09.

10.

On September 22, 2010, Singapore Volition entered into a Letter of Appointment as Non-Executive Director with Satu Vainikka (“Letter of Appointment”), pursuant to which Ms. Vainikka shall serve as a non-executive director of Singapore Volition commencing on October 11, 2010 and terminating upon written notice by either party, removal from office by resolution of the shareholders or upon her office as director being vacated.  In exchange for her services, she shall receive $6,250 USD per calendar quarter following the admission of the shares of Singapore Volition to a recognized exchange, per the terms set forth in the letter.  A copy of the Letter of Appointment was filed as Exhibit 10.10 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.10.

11.

On September 23, 2010, Singapore Volition entered into a Letter of Appointment as Non-Executive Director with Guy Archibald Innes (“Letter of Appointment”), pursuant to which Mr. Innes shall serve as a non-executive director of Singapore Volition commencing on August 18, 2010 and terminating upon written notice by either party, removal from office by resolution of the shareholders or upon his office as director being vacated.  In exchange for his services, he shall receive $6,250 USD per calendar quarter following the admission of the shares of Singapore Volition to a recognized exchange, per the terms set forth in the letter.  A copy of the Letter of Appointment was filed as Exhibit 10.11 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.11.

12.

On November 2, 2010, Singapore Volition entered into a Patent License Agreement (“License Agreement”) with Belgian Volition pursuant to which Singapore Volition shall grant to Belgian Volition an exclusive license under certain intellectual property rights, including the right to sub-license, develop, manufacture, have manufactured, use and sell licensed products or to supply a service in relation to the intellectual property rights, within a certain field and territory.

The intellectual property rights referenced therein were licensed to ValiRX pursuant to that certain Patent License Agreement dated October 3, 2007 by and between ValiRX and Chroma, which Patent License Agreement was subsequently novated to Singapore Volition pursuant to that certain Deed of Novation dated September 22, 2011 entered into by and among Chroma, ValiRX, Belgian Volition (formerly ValiBio) and Singapore Volition.  In exchange for this license, Belgian Volition shall pay Singapore Volition an annual fee of €1.00 EUR.  Additionally, Belgian Volition shall pay the following royalty payments to Singapore Volition:  (a) 5% of the net sales value of all licensed products sold by Belgian Volition; (b) 10% of all fees received by Belgian Volition for the provision of services; (c) 10% on sub-license-non royalty income received by Belgian Volition; (d) 15% of the cumulative royalty income received from sub-licensees where such cumulative royalty income is less than or equal to £1,000,000 GBP; and (e) 10% of the cumulative royalty income received from sub-licensees where such cumulative royalty income is in excess of £1,000,000 GBP.  The License Agreement shall commence on September 22, 2010 and continue until terminated by written notice by either party or until the expiration, lapse or invalidation of the patents, if issued, or until the refusal or rejection of the patent applications.  A copy of License Agreement was filed as Exhibit 10.12 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.12.

13.

On May 25, 2011, Singapore Volition entered into a Letter of Appointment as Non-Executive Director with Dr. Alan Colman (“Letter of Appointment”), pursuant to which Dr. Colman shall serve as a non-executive director of Singapore Volition commencing on April 1, 2011 and terminating upon written notice by either party, removal from office by resolution of the shareholders or upon his office as director being vacated.  In exchange for his services, he shall receive $6,000 USD per month, payable as follows:  a) for the period from April 1, 2011 to September 30, 2011, $3,000 USD per month shall be paid to Dr. Colman and $3,000 USD per month shall be converted to shares or share options (at the discretion of Dr. Colman) of Singapore Volition or the Company; and b) for the period commencing October 1, 2011, Dr. Colman shall receive $6,000 USD per month in cash or stock or a combination of both, at his sole discretion.  Additionally, Singapore Volition shall enter into an Option Agreement with Dr. Colman pursuant to which he shall receive an option to purchase up to 100,000 shares of Singapore Volition at an exercise price of $0.50 per share, per the terms set forth in the letter.  A copy of the Letter of Appointment was filed as Exhibit 10.13 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.13.

14.

On June 6, 2011, Singapore Volition entered into a License Agreement (“License Agreement”) with the European Molecular Biology Laboratory (“EMBL”), represented by its subsidiary, EMBLEM, pursuant to which EMBLEM shall grant to Singapore Volition an exclusive worldwide license, including the right to sublicense, make, have made, use, sell, have sold, import, have imported, and otherwise to use or practice certain intellectual property of EMBL in the field of cancer diagnosis and prognosis, as set forth in the agreement.  Further, EMBLEM shall grant to Singapore Volition an exclusive worldwide license, for the commercial use of certain licensed materials provided by EMBL for manufacture and use as components in diagnostic products.  Singapore Volition shall retain these rights until the earlier of the expiry of EMBLEM’s exclusive license of the intellectual property of EMBL which is being granted hereunder or the expiry of the patents within EMBL’s intellectual property unless earlier terminated.  In consideration of the grant of such rights, Singapore Volition shall pay EMBLEM the following royalty payments:  a) 5% on net sales for sales of licensed products; b) 10% on net sales for sales of licensed services; and c) 10%, 15% or 25% on sub-license royalty and non- royalty income.   Further, a milestone fee of €20,000 EUR is payable by Singapore Volition to EMBLEM upon the formal filing to obtain government authorization to launch any licensed product in a first territory and a second milestone fee of €40,000 EUR is due upon the actual launch of the licensed product in a first territory, as set forth in the agreement.  A copy of the License Agreement was filed as Exhibit 10.14 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.14.

15.

On June 9, 2011, Singapore Volition and ValiRX entered into a Supplementary Agreement to the Share Purchase Agreement between the parties dated September 22, 2010 (“Supplemental Agreement”), pursuant to which ValiRX shall transfer ownership of the ValiRX patent application for the “Method for Detecting the Presence of a Gynecological Growth” to Singapore Volition.  As consideration, Singapore Volition shall issue additional shares of its common stock or that of a newly listed entity to ValiRX with a value of $510,000 USD.   This issuance shall be made in addition to the issuance to be made to ValiRX pursuant to that certain Share Purchase Agreement dated September 22, 2010 and the price per share of the new issuance shall be determined by the terms of that Share Purchase Agreement.  A copy of the Supplemental Agreement was filed as Exhibit 10.15 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 2.02.

16.

On June 9, 2011, Innovations, Valipharma Limited (“Pharma”), a company incorporated and registered in England and Wales (formerly known as Cronos Therapeutics Limited), and Hypergenomics Pte Limited (“Hypergenomics Limited”), a company incorporated and registered in Singapore and a wholly owned subsidiary of Singapore Volition, entered into a Deed of Novation (“Deed of Novation”).  Pursuant to the Deed of Novation, Pharma shall transfer all its rights, obligations and liabilities under that certain Patent License Agreement dated October 19, 2005 by and between Cronos and Innovations, to Hypergenomics Limited, as set forth in the deed.  A copy of the Deed of Novation was filed as Exhibit 10.16 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.16.

17.

On June 9, 2011, Hypergenomics Limited entered into a Patent License Agreement (“License Agreement”) with Pharma, pursuant to which Pharma shall have the exclusive rights to use certain intellectual property rights solely for the development and sale of a particular diagnostic lab test or kit, as set forth in the agreement.  The intellectual property rights referenced herein were licensed to Pharma pursuant to that certain Patent License Agreement dated October 19, 2005 by and between Cronos (now Pharma) and Innovations, which Patent License Agreement was subsequently novated to Hypergenomics Limited pursuant to that certain Deed of Novation dated June 9, 2011 entered into by and among Innovations, Pharma and Hypergenomics Limited.  In exchange for these rights, Pharma shall pay to Hypergenomics Limited an annual fee of £1.00 GBP.  In addition, Pharma shall make the following royalty payments to Hypergenomics Limited:  a) 5% on net sales of all licensed products sold by Pharma; b) 15% of all fees received by Pharma for the provision of services; c) 15% on sub-license-non royalty income received by Pharma; d) 25% of the cumulative royalty income received from sub-licensees where such cumulative royalty income over the term of the License Agreement is less than or equal to £1,000,000 GBP; and e) 20% of the cumulative royalty income received from sub-licensees where such cumulative royalty income over the term is in excess of £1,000,000 GBP.  The License Agreement shall commence on June 9, 2011 and continue until terminated by written notice by either party or until the expiration, lapse or invalidation of the patents, if issued, or until the refusal or rejection of the patent applications.  A copy of the License Agreement was filed as Exhibit10.17 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.17.

18.

On July 10, 2011, Singapore Volition entered into a Consultancy Agreement (“Consultancy Agreement”) with Mr. Malcolm Lewin, pursuant to which Mr. Lewin shall serve as Chief Financial Officer of Singapore Volition and to devote at least twelve (12) days per month to carry out the duties as Chief Financial Officer.   According to the Consultancy Agreement, Mr. Lewin’s term as Chief Financial Officer shall commence on July 15, 2011 and terminate upon Mr. Lewin’s resignation or commitment of a material breach of the Consultancy Agreement or upon written notice by either party.  In exchange for such services, Singapore Volition shall pay Mr. Lewin a monthly fee of $5,000 USD, per the terms set forth in the agreement.  A copy of the Consultancy Agreement was filed as Exhibit 10.18 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.18.

19.

On July 13, 2011, Singapore Volition entered into a Letter of Appointment as Executive Chairman with Dr. Martin Faulkes (“Letter of Appointment”), pursuant to which Dr. Faulkes shall serve as executive chairman of the Board of Directors of Singapore Volition commencing on March 22, 2011 for a term of three (3) years and terminating upon written notice by either party, removal from office by resolution of the shareholders or upon his office as Executive Chairman being vacated.  In exchange for his services, he shall receive an annual fee of $90,000 USD to commence following the admission of the shares of Singapore Volition to a recognized exchange and Singapore Volition being sufficiently funded in the opinion of the Board.  If the Board believes that the company is not sufficiently funded, Dr. Faulkes shall receive $6,250 USD per calendar quarter under the company is sufficiently funded.  Additionally, Singapore Volition shall grant Dr. Faulkes an option to purchase up to 250,000 shares of Singapore Volition at an exercise price of $1.05 per share, per the terms set forth in the letter.  A copy of the Letter of Appointment was filed as Exhibit 10.19 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.19.

20.

On August 10, 2011, Singapore Volition entered into a service agreement (the “Service Agreement”) with Volition Research Limited (“Research”), a 100% subsidiary of The Dill Faulkes Educational Trust (“DFET”). DFET is a company limited by guarantee (with no share capital or shareholders) and a registered UK charity (Charity No. 1070864) established to give back to the community.  Since its inception in 1998, DFET has donated approximately $25 million USD (£15.9 million GBP) to initiate and support a number of major charitable projects, bursaries and scholarships approved by the DFET Trustees, including The Faulkes Telescope Project, Church Bell Projects and various educational programs.  Neither Research nor DFET provide any services to companies other than Singapore Volition, its subsidiaries and affiliates.  Dr. Martin Faulkes (current Director of VolitionRx Limited) is the benefactor of DFET and currently serves as director and chairman of DFET and as a director of Research.  Mr. Cameron Reynolds (current President, CEO and a Director of VolitionRX Limited) currently serves as director of Research but is not now, and never has been, involved with DFET in any other capacity.  Messrs. Faulkes and Reynolds do not have any ownership, control or other material relationship with Research or DFET.  Further, neither Dr. Faulkes nor Mr. Reynolds receives any compensation, directly or indirectly, from Research or DFET pursuant to the Service Agreement, in exchange for their directorships to Research or DFET, or otherwise. The Service Agreement provides for Research to perform services for Singapore Volition for a period of five years for $21,000 USD per year for an aggregate of $105,000 USD.  Such services require Research to liaison with various medical institutions to promote and raise the profile of Singapore Volition through charitable donations, build and develop long-term relationships between UK and International cancer charities and Singapore Volition, and lobby government, health organization and other policy makers on behalf of Singapore Volition and promote the socially responsible ethos of Singapore Volition to ensure Singapore Volition focuses on its corporate social responsibilities to the community.  Research does not operate for profit and does not pay any salary or other compensation to anyone, directly or indirectly, to perform the services.   Dr. Martin Faulkes performs the services on behalf of Research, however as stated above, he does not receive any compensation in exchange.

On August 11, 2011, the parties entered into a Settlement Agreement of the Service Agreement (the “Settlement Agreement”) agreeing to convert the $105,000 USD fees due to Research under the Service Agreement to 350,000 shares ($0.30/share) of common stock in Singapore Volition.  On September 8, 2011, Singapore Volition issued 350,000 shares to Research.  The value of the shares acquired were reassessed in accordance with US GAAP related party rules, which has resulted in an increase in their value to $1.00 USD per share and a corresponding increase in the value attributed to the services for the purposes of the accounts to $350,0000 USD, or $70,000 USD per year.  True and correct copies of the Service Agreement and Settlement Agreement were filed as Exhibits 10.20 and 10.21, respectively, as part of our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012, and are incorporated herein by reference to Exhibits 10.20 and 10.21, respectively.

The summary descriptions of the foregoing agreements may not contain all information that is of interest. For further information regarding the terms and conditions of the agreements, reference is made to such agreements which are incorporated herein by reference.

ITEM 1A.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY

We have not generated any revenue since our inception and we may never achieve profitability.

We are a development stage company and since our inception on September 24, 1998, we have not generated any revenue.  As we continue the discovery and development of our future diagnostic products, our expenses are expected to increase significantly. Accordingly, we will need to generate significant revenue to achieve profitability. Even as we begin to market and sell our intended products, we expect our losses to continue as a result of ongoing research and development expenses, as well as increased manufacturing, sales and marketing expenses. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, our business, financial condition and results of operations will be negatively affected and the market value of our common stock will decline.

We may need to raise additional capital in the future. If we are unable to secure adequate funds on terms acceptable to us, we may be unable to execute our plan of operations.

We believe that our current cash, cash equivalents and marketable securities will be sufficient to meet our anticipated cash requirements to the third quarter of 2012. If we incur delays in commencing commercialization of our intended products or in achieving significant product revenue, or if we encounter other unforeseen adverse business developments, we may exhaust our capital resources prior to this time.

We cannot be certain that additional capital will be available when needed or that our actual cash requirements will not be greater than anticipated. Financing opportunities may not be available to us, or if available, may not be available on favorable terms. The availability of financing opportunities will depend on various factors, such as market conditions and our financial condition and outlook. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations.  If we are unable to obtain financing on terms favorable to us, we may be unable to execute our plan of operations and we may be required to cease or reduce development or commercialization of any future products, sell some or all of our technology or assets or merge with another entity.

It is difficult to forecast our future performance, which may cause our financial results to fluctuate unpredictably.

Our limited operating history and the rapid evolution of the market for diagnostic products make it difficult for us to predict our future performance. A number of factors, many of which are outside of our control, may contribute to fluctuations in our financial results, such as:

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The demand for our intended products;

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Our ability to obtain any necessary financing;

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Our ability to market and sell our future products;

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Market acceptance of our future products and technology;

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Performance of any future strategic business partners;

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Our ability to obtain regulatory clearances or approvals;

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Changes in technology that may render our future products uncompetitive or obsolete;

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Competition with other cancer diagnostics companies; and

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Adverse changes in the healthcare industry.

Our future success depends on our ability to retain our officers and directors, scientists, and other key employees and to attract, retain and motivate qualified personnel.

Our success depends on our ability to attract, retain and motivate highly qualified management and scientific personnel. In particular, we are highly dependent on Cameron Reynolds our President and Chief Executive Officer, our other officers and directors, scientists and key employees. The loss of any of these persons or their expertise would be difficult to replace and could have a material adverse effect on our ability to achieve our business goals. In addition, the loss of the services of any one of these persons may impede the achievement of our research, development and commercialization objectives by diverting management’s attention to the identification of suitable replacements, if any. There can be no assurance that we will be successful in hiring or retaining qualified personnel, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Recruiting and retaining qualified scientific personnel and, in the future, sales and marketing personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among pharmaceutical, biotechnology and diagnostic companies for similar personnel. We also experience competition for the hiring of scientific personnel from universities and research institutions. We do not maintain “key person” insurance on any of our employees. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research, development and commercialization strategies. Our consultants and advisors, however, may have other commitments or employment, that may limit their availability to us.

We expect to expand our product development, research and sales and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience significant growth in the number of our consultants, advisors, and employees and the scope of our operations as we continue to develop and commercialize our current pipeline of intended products and new products.  In order to manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities, and continue to recruit and train additional qualified personnel. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plan or disrupt our operations.

We have limited experience with direct sales and marketing and any failure to build and manage a direct sales and marketing team effectively could have a material adverse effect on our business.

We will rely primarily on a direct sales force to sell our future research and clinical products within the United States and abroad. In order to meet our anticipated sales objectives, we expect to grow our direct sales and marketing organization significantly over the next several years and intend to opportunistically build a direct sales and marketing force in certain international markets. There are significant risks involved in building and managing our sales and marketing organization, including risks related to our ability to:

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Hire qualified individuals as needed;

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Generate sufficient leads within our targeted market for our sales force;

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Provide adequate training for effective sales and marketing;

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Retain and motivate our direct sales and marketing professionals; and

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Effectively oversee geographically dispersed sales and marketing teams.

Our failure to adequately address these risks could have a material adverse effect on our ability to increase sales and use of our future products, which would cause our revenues to be lower than expected and harm our results of operations.

Our Amended and Restated Certificate of Incorporation exculpates our officers and directors from certain liability to our Company or our stockholders.

Our Amended and Restated Certificate of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business.  As a result we may have to liquidate our business and investors may lose their investments.  The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.  Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

RISKS ASSOCIATED WITH OUR BUSINESS

Failure to successfully develop, manufacture, market, and sell our future products will have a material adverse effect on our business, financial condition, and results of operations.

We are in the process of developing a suite of diagnostic tests as well as additional products.  To date, we have not placed any of our product prototypes on either the clinical or research market.  The successful development and commercialization of our intended products is critical to our future success. Our ability to develop, manufacture, market, and sell our future products successfully is subject to a number of risks, many of which are outside our control. There can be no assurance that we will be able to develop and manufacture products in commercial quantities at acceptable costs, successfully market any products, or generate revenues from the sale of any products. Failure to achieve any of the foregoing would have a material adverse effect on our business, financial condition, and results of operations.

Our business is dependent on our ability to successfully develop and commercialize diagnostic products. If we fail to develop and commercialize diagnostic products, we may be unable to execute our plan of operations.

Our current business strategy focuses on discovering, developing and commercializing diagnostic products.  The success of our business will depend on our ability to fully develop and commercialize the diagnostic products in our current development pipeline as well as continue the discovery and development of other diagnostics products.

Prior to commercializing diagnostic products, we will be required to undertake time-consuming and costly development activities with uncertain outcomes, including conducting clinical studies and obtaining regulatory clearance or approval in the U.S. and in Europe. We have limited experience in taking products through these processes and there are considerable risks involved in these activities. The science and methods that we are employing are innovative and complex, and it is possible that our development programs will ultimately not yield products suitable for commercialization or government approval. Products that appear promising in early development may fail to be validated in subsequent studies, and even if we achieve positive results, we may still fail to obtain the necessary regulatory clearances or approvals. Few research and development projects result in commercial products, and perceived viability in early clinical studies often is not replicated in later studies. At any point, we may abandon development of a product, or we may be required to expend considerable resources obtaining additional clinical and nonclinical data, which would adversely impact the timing for generating potential revenue from those products. Further, our ability to develop and launch diagnostic tests is dependent on our receipt of substantial additional funding. If our discovery and development programs yield fewer commercial products than we expect, we may be unable to execute our business plan, and our business, financial condition and results of operations may be adversely affected.

If the marketplace does not accept the products in our development pipeline or any other diagnostic products we might develop, we may be unable to generate sufficient revenue to sustain and grow our business.

Our intended products may never gain significant acceptance in the research or clinical marketplace and therefore may never generate substantial revenue or profits.  Physicians, hospitals, clinical laboratories, researchers or others in the healthcare industry may not use our future products unless they determine that they are an effective and cost-efficient means of detecting and diagnosing cancer.  In addition, we will need to expend a significant amount of resources on marketing and educational efforts to create awareness of our future products and to encourage their acceptance and adoption. If the market for our future products does not develop sufficiently or the products are not accepted, our revenue potential will be harmed.

The cancer diagnostics market is highly competitive and subject to rapid technological change, accordingly, we will face fierce competition and our intended products may become obsolete.

The cancer diagnostics market is extremely competitive and characterized by evolving industry standards and new product enhancements. Cancer diagnostic tests are technologically innovative and require significant planning, design, development, and testing at the technological, product, and manufacturing process levels. These activities require significant capital commitments and investment. There can be no assurance that our intended products or proprietary technologies will remain competitive following the introduction of new products and technologies by competing companies within the industry. Furthermore, there can be no assurance that our future competitors will not develop products that render our future products obsolete or that are more effective, accurate or can be produced at lower costs.  There can be no assurance that we will be successful in the face of increasing competition from new technologies or products introduced by existing companies in the industry or by new companies entering the market.

We expect to face intense competition from companies with greater resources and experience than us, which may increase the difficulty for us to achieve significant market penetration.

The market for cancer diagnostics is intensely competitive, subject to rapid change, and significantly affected by new product introductions and other market activities of industry participants. Our future competitors include large multinational corporations and their operating units, including General Electric, Philips, Siemens, and several others. These companies have substantially greater financial, marketing and other resources than we do. Each of these companies is either publicly traded or a division of a publicly traded company, and enjoys several competitive advantages, including:

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Significantly greater name recognition;

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Established relationships with healthcare professionals, companies and consumers;

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Additional lines of products, and the ability to offer rebates or bundle products to offer higher discounts or incentives to gain a competitive advantage;

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Established supply and distribution networks; and

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Greater resources for product development, sales and marketing, and intellectual property protection.

These other companies have developed and will continue to develop new products that will compete directly with our future products. In addition, many of our future competitors spend significantly greater funds for the research, development, promotion, and sale of new and existing products. These resources allow them to respond more quickly to new or emerging technologies and changes in consumer requirements. For all the foregoing reasons, we may not be able to compete successfully against our future competitors.

Declining global economic or business conditions may have a negative impact on our business.

Continuing concerns over U.S. healthcare reform legislation and energy costs, geopolitical issues, the availability and cost of credit and government stimulus programs in the United States and other countries have contributed to increased volatility and diminished expectations for the global economy. These factors, combined with low business and consumer confidence and high unemployment precipitated a global economic slowdown and recession. If the economic climate does not improve or continues to deteriorate, our business, including our access to the RUO or clinical market for diagnostic tests, could be adversely affected, resulting in a negative impact on our business, financial condition and results of operations.

Our failure to obtain necessary regulatory clearances or approvals would significantly impair our ability to distribute and market our future products on the clinical in-vitro diagnostics market.

We are subject to regulation and supervision by the FDA in the United States, the Conformité Européenne in Europe and other regulatory bodies in other countries where we intend to sell our future products.  Before we are able to place our intended products in the clinical in-vitro diagnostics markets in the U.S. and Europe, we will be required to obtain approval of our future products from the FDA and receive a CE Mark, respectively.  Delays in obtaining approvals and clearances could have material adverse effects on the Company and its ability to fully carry out its plan of operations.

Additionally, even if we receive the required government approval of our intended products, we are still subject to continuing regulation and oversight.  Under the FDA, diagnostics are considered medical devices and are subject to ongoing controls and regulations, including inspections, compliance with established manufacturing practices, device-tracking, record-keeping, advertising, labeling, packaging, and compliance with other standards.  The process of complying with such regulations with respect to current and new products can be costly and time-consuming.  Failure to comply with these regulations could have a material adverse effect on our business, financial condition, and results of operations.  Furthermore, any FDA regulations governing our future products are subject to change at any time, which may cause delays and have material adverse effects on our operations.   In Europe, IVD companies are able to self-certify that they meet the appropriate regulatory requirements but are subject to inspection for enforcement.  European national agencies, such as Customs authorities and/or the Departments of Health, Industry and Labor, conduct market surveillance to ensure the applicable requirements have been met for products marketed within the European Union.

We will rely on third parties to manufacture and supply our intended products. Any problems experienced by these third parties could result in a delay or interruption in the supply of our intended products to our customers, which could have a material negative effect on our business.

We will rely on third parties to manufacture and supply our intended products.  The manufacture of our intended diagnostic products will require specialized equipment and utilize complicated production processes that would be difficult, time-consuming and costly to duplicate.  If the operations of third party manufacturers are interrupted or if they are unable to meet our delivery requirements due to capacity limitations or other constraints, we may be limited in our ability to fulfill our future sales orders.  Any prolonged disruption in the operations of third party manufacturers could have a significant negative impact on our ability to sell our future products, could harm our reputation and could cause us to seek other third party manufacturing contracts, thereby increasing our anticipated development and commercialization costs.  In addition, if we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards required by the FDA and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop products or receive approval of any products in a timely manner.   As of the date of this Report, we have not entered into any agreements with third party manufacturers for the manufacture of any of our intended products.

The manufacturing operations of our future third party manufacturers will likely be dependent upon third party suppliers, making us vulnerable to supply shortages and price fluctuations, which could harm our business.

The operations of our future third party manufacturers will likely be dependent upon third party suppliers. A supply interruption or an increase in demand beyond a supplier’s capabilities could harm the ability of our future manufacturers to manufacture our intended products until new sources of supply are identified and qualified.

Reliance on these suppliers could subject the Company to a number of risks that could harm our business, including:

•

Interruption of supply resulting from modifications to or discontinuation of a supplier’s operations;

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Delays in product shipments resulting from uncorrected defects, reliability issues, or a supplier’s variation in a component;

•

A lack of long-term supply arrangements for key components with our suppliers;

•

Inability to obtain adequate supply in a timely manner, or to obtain adequate supply on commercially reasonable terms;

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Difficulty and cost associated with locating and qualifying alternative suppliers for components in a timely manner;

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Production delays related to the evaluation and testing of products from alternative suppliers, and corresponding regulatory qualifications;

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Delay in delivery due to suppliers prioritizing other customer orders over ours;

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Damage to our brand reputation caused by defective components produced by the suppliers; and

•

Fluctuation in delivery by the suppliers due to changes in demand from us or their other customers.

Any interruption in the supply of components of our future products or materials, or our inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our future customers, which would have an adverse effect on our business.

We will depend on third party distributors in the future to market and sell our future products in markets outside of North America, which will subject us to a number of risks.

We will depend exclusively on third party distributors to sell, market, and service our future products in markets outside of North America. We are subject to a number of risks associated with reliance upon third party distributors including:

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Lack of day-to-day control over the activities of third party distributors;

•

Third party distributors may not commit the necessary resources to market and sell our future products to our level of expectations;

•

Third party distributors may terminate their arrangements with us on limited or no notice or may change the terms of these arrangements in a manner unfavorable to us; and

•

Disagreements with our future distributors could result in costly and time-consuming litigation or arbitration which we could be required to conduct in jurisdictions with which we are not familiar.

If we fail to establish and maintain satisfactory relationships with our future third party distributors, our revenues and market share may not grow as anticipated, and we could be subject to unexpected costs which could harm our results of operations and financial condition.

If the patents that we rely on to protect our intellectual property prove inadequate, our ability to successfully commercialize our future products will be harmed and we may never be able to operate our business profitably.

Our success depends, in large part, on our ability to protect proprietary methods, discoveries and technologies that we develop under the patents and intellectual property laws of the United States, European Union and other countries, so that we can seek to prevent others from unlawfully using our inventions and proprietary information.  We have exclusive license rights to a number of patent applications related to our diagnostic tests under development, but do not have any issued patents in the United States and only one issued patent in Europe.  Additionally, the Company has patent applications authored by both Singapore Volition and Belgian Volition, which are also currently pending.  We cannot assure you that any of the pending patent applications will result in patents being issued. In addition, due to technological changes that may affect our future products or judicial interpretation of the scope of our patents, our intended products might not, now or in the future, be adequately covered by our patents.

If third parties assert that we have infringed their patents and proprietary rights or challenge the validity of our patents and proprietary rights, we may become involved in intellectual property disputes and litigation that would be costly, time consuming, and delay or prevent the development or commercialization of our future products.

Our ability to commercialize our intended products depends on our ability to develop, manufacture, market and sell our future products without infringing the proprietary rights of third parties. Third parties may allege that our future products or our methods or discoveries infringe their intellectual property rights. Numerous U.S. and foreign patents and pending patent applications, which are owned by third parties, exist in fields that relate to our intended products and our underlying methodologies, discoveries and technologies.

A third party may sue us for infringing its patent rights. Likewise, we may need to resort to litigation to enforce a patent issued or licensed to us or to determine the scope and validity of third party proprietary rights. In addition, a third party may claim that we have improperly obtained or used its confidential or proprietary information. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation could divert our management’s attention from other aspects of our business. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

If we are found to infringe upon intellectual property rights of third parties, we might be forced to pay damages, potentially including treble damages.  In addition to any damages we might have to pay, a court could require us to stop the infringing activity or obtain a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some or all of our future products, which could limit our ability to generate revenue or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations.

If we are unable to protect our trade secrets, we may be unable to protect our interests in proprietary technology, processes and know-how that is not patentable or for which we have elected not to seek patent protection.

In addition to patented technology, we rely upon trade secret protection to protect our interests in proprietary know-how and for processes for which patents are difficult or impossible to obtain or enforce. We may not be able to protect our trade secrets adequately. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors and outside scientific advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. We rely, in part, on non-disclosure and confidentiality agreements with our employees, consultants and other parties to protect our trade secrets and other proprietary technology. These agreements may be breached and we may not have adequate remedies for any breach. Moreover, others may independently develop equivalent proprietary information, and third parties may otherwise gain access to our trade secrets and proprietary knowledge. Any disclosure of confidential information into the public domain or to third parties could allow our future competitors to learn our trade secrets and use the information in competition against us, which could adversely affect our competitive advantage.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

competition;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Certificate of Incorporation and amendments thereto authorize the issuance of 200,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

ITEM 2.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

This Amended Current Report on Form 8-K/A contains forward-looking statements.  These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections.  We may use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “foresee,” “estimate” and variations of these words and similar expressions to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted.  You should read this report completely and with the understanding that actual future results may be materially different from what we expect.  The forward-looking statements included in this report are made as of the date of this report and should be evaluated with consideration of any changes occurring after the date of this Report.  We will not update forward-looking statements even though our situation may change in the future and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Liquidity and Capital Resources

As of December 31, 2011, the Company had cash of $347,892 and non-cash prepaid expenses of $320,833, and other current assets of $30,749.  The Company had current liabilities of $534,364.  This represents a working capital deficit, excluding non-cash prepayments of $320,833, of $155,723. During 2012 to date the Company has received subscriptions for 582,510 new shares totaling $1,019,375 before expenses, in connection with a private placement. As part of the same placement, consultants, employees and directors have agreed to convert $184,777 due for services into common shares on the same terms as the foregoing cash subscriptions. The placement closed on May 11, 2012, and cash expenses of the offering not already accounted for at December 31, 2011 amounted to $37,484. The Company has therefore received additional working capital net of expenses from the placement of $1,166,668 subsequent to December 31, 2011. Nevertheless, as of the date of filing this Report, the Company’s cash reserves are only adequate to fund operations for a limited period of time.

We intend to use our cash reserves to fund further research and development activities.  We expect to receive a certain amount of additional grant funds over the period to May 31, 2012, but this is not assured and otherwise we do not currently have any source of revenues and expect to rely on additional financing.  We are pursuing plans to seek further capital through the sale of additional stock by way of private placement; however to date this placement has raised only a limited amount of funds and there is no assurance that we will be successful in raising further funds.

In the event that additional financing is delayed, the Company will prioritize the maintenance of its research and development personnel and facilities, primarily in Belgium, and the maintenance of its patent rights. However the development of the current pipeline of intended products for the RUO market would be delayed, as would clinical validation studies and regulatory approval processes for the purpose of bringing products to the IVD market. In the event of an ongoing lack of financing, we may be obliged to discontinue operations, which will adversely affect the value of our common stock.

Overview of Operations

Management has identified the specific processes and resources required to achieve the near term objectives of the business plan, including personnel, facilities, equipment, research and testing materials including antibodies and clinical samples, and the protection of intellectual property. Some of these resources were acquired during the period ended December 31, 2011 and are reflected in the costs for that period, others have been acquired since, and others are dependent upon obtaining additional financing. To date, operations have proceeded satisfactorily in relation to the business plan. However it is possible that some resources will not readily become available in a suitable form or on a timely basis or at an acceptable cost. It is also possible that the results of some processes may not be as expected and that modifications of procedures and materials may be required. Such events could result in delays to the achievement of the near term objectives of the business plan, in particular the development of our intended products for the RUO market and the progression of clinical validation studies and regulatory approval processes for the purpose of bringing products to the IVD market. However, at this point, the most significant risk to the Company is that it will not succeed in obtaining additional financing in the short term.

Results of Operations

Year Ended December 31, 2011

The following table sets forth the Company’s results of operations for the year ended on December 31, 2011 and the comparative period from inception on August 5, 2010 through December 31, 2010.

		For the period from
	Year	August 5, 2010		Percentage
	Ended	(Date of Inception) to	Increase/	Increase/
	December 31, 2011	December 31, 2011	(Decrease)	(Decrease)
	($)	($)	($)	(%)
Revenues	-	-	-	-
Operating Expenses	(2,608,463)	(894,120)	(1,714,343)	192%
Other Income (Expenses)	-	-	-	-
Income Taxes	-	-	-	-
Net Loss	(2,608,463)	(894,120)	(1,714,343)	192%

Basic and Diluted Loss Per Common Shares	(0.45)	(0.30)	(0.15)	50%

Weighted Average Basic and Diluted Common Shares Outstanding	5,768,132	3,019,881	2,748,251	91%

Revenues

The Company had no revenues from operations in the year ended December 31, 2011. The Company’s operations are in the development stage.

Operating Expenses

For the year ended December 31, 2011, the Company’s operating expenses increased by $1,714,343, or 192%. Operating expenses are comprised of salaries and office administrative fees, research and development expenses, professional fees, and other general and administrative expenses.  Salaries and office administrative fees increased by $530,854 due to the twelve month period in 2011 compared to five months in 2010, the grant of options valued at $350,766 to certain key management, and to additional staff and associated costs.  Research and development expenses increased by $1,336,677 due to increased R&D activity. Professional fees decreased by $392,690 due to a reduction in fees related to fundraising and business development. General and administrative expenses increased by $239,502, due to the twelve month period in 2011 compared to five months in 2010 and to additional business activity.

Net Loss

For the year ended December 31, 2011, our net loss was $2,608,463, an increase of $1,714,343 or 192% over the comparative period from inception on August 5, 2010 through December 31, 2010. The change is a result of the changes described above.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-11 (“ASU No. 2010-11”), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company’s adoption of provisions of ASU No. 2010-11 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU 2010-10 (“ASU No. 2010-10”), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU No. 2010-10 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU 2010-09 (“ASU No. 2010-09”), “Subsequent Events (ASC Topic 855): Amendments to Certain Recognition and Disclosure Requirements.”  ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The Company’s adoption of provisions of ASU No. 2010-09 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued ASU 2010-06 (“ASU No. 2010-06”), “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The Company’s adoption of provisions of ASU No. 2010-06 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC Topic 505, “Equity”, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The Company’s adoption of the amendment to ASC Topic 505 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC Topic 820, “Fair Value Measurements and Disclosure”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The Company’s adoption of the amendment to ASC Topic 820 did not have a material effect on the financial position, results of operations or cash flows of the Company.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.

PROPERTIES

Our principal executive office is located at 150 Orchard Road, Orchard Plaza 08-02, Singapore 238841.  We currently rent this space for approximately $1,500 USD a month.  Currently, this space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not foresee any significant difficulties in obtaining any required additional space.   We do not currently own any real estate.

Belgian Volition rented laboratory and office space at Facultés Universitaires Notre-Dame de la Paix located at 61 rue de Bruxelles, B-5000, Namur, Belgium for approximately $1,007 USD (€778 EUR) per month pursuant to a lease entered into with the University on January 31, 2011 for a leasing term of one year.  On February 1, 2012, Belgian Volition entered into an amended leasing agreement with the University, extending the original lease for an additional three months.  On January 26, 2012 Belgian Volition entered into a new lease agreement to maintain its existing laboratory space only at the University for $1,294 USD (€1,000 EUR) per month commencing April 1, 2012 for a leasing term of one year.

On February 29, 2012, Belgian Volition entered into a lease agreement for larger laboratory and office space at 20A Rue de Séminaire, 5000, Namur, Belgium for approximately $4,960 USD (€3,833 EUR) per month commencing April 1, 2012 for a leasing term of two years. Additionally, Belgian Volition shall pay $1,941 USD (€1,500) EUR per month as a provision against expenses.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 1, 2012, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Rodney Gerard Rootsaert (3) 150 Orchard Road Orchard Plaza, #08-02 Singapore 238841	Common	2,042,088 (4)	23.62%
Dr. Martin Faulkes (5) Eastwoods, The Chase Oxshott Surrey, KT22 0HR UK	Common	810,000	9.37%
Guy Archibald Innes (6) Wickhurst Manor, Wickhurst Road Weald Sevenoaks Kent, TN14 6LY UK	Common	430,000	4.97%
Cameron Reynolds (7) 150 Orchard Road Orchard Plaza, #08-02 Singapore 238841	Common	200,001	2.31%
Dr. Jacob Micallef (8) 150 Orchard Road Orchard Plaza, #08-02 Singapore 238841	Common	76,166	0.88%
Dr. Alan Colman (9) 156 Gibraltar Crescent Singapore 759588	Common	12,500	0.14%
Malcolm Lewin (10) 150 Orchard Road Orchard Plaza, #08-02 Singapore 238841	Common	0	0.00%
Dr. Satu Vainikka (11) 150 Orchard Road Orchard Plaza, #08-02 Singapore 238841	Common	0	0.00%
Sarah Lee Hwee Hoon (12) 150 Orchard Road Orchard Plaza, #08-02 Singapore 238841	Common	0	0.00%
Kevin John Alexander (13) 150 Orchard Road Orchard Plaza, #08-02 Singapore 238841	Common	0	0.00%
Patrick Rousseau (14) 150 Orchard Road Orchard Plaza, #08-02 Singapore 238841	Common	0	0.00%
All Officers and Directors as a Group (11 Persons)	Common	3,570,755	41.29%
Concord International, Inc. (15) 150 Orchard Road, Orchard Plaza, #08-02 Singapore 238841	Common	2,042,088	23.62%
Appletree Investment Management, Inc. (16) 179 Upper Richmond Road West East Sheen, London, SW14 8DU UK	Common	802,112	9.28%
ValiRX PLC (17) 24 Greville Street London EC1N 8SS	Common	510,811	5.91%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 8,645,652 issued and outstanding shares of common stock as of May 1, 2012.

(3)

Rodney Gerard Rootsaert is the Company’s Secretary.  Mr. Rootsaert is also the Administrative and Legal Officer of Singapore Volition and the Secretary and a Director of Belgian Volition.  His beneficial ownership includes 0 common shares and 10,000 outstanding and unexercised options which vest on May 25, 2012 under the 2011 Equity Incentive Plan dated November 17, 2011.

(4)

Includes 2,042,088 common shares beneficially owned by Concord International, Inc.  Rodney Rootsaert is a controlling director of Concord International, Inc. and has voting and dispositive control over the 2,042,088 common shares. Cameron Reynolds is a potential beneficiary.

(5)

Dr. Martin Faulkes is a Director of the Company, Singapore Volition and Belgian Volition.  His beneficial ownership includes 810,000 common shares, 250,000 outstanding and unexercised warrants and 5,000 outstanding and unexercised options which vest on May 25, 2012 under the 2011 Equity Incentive Plan dated November 17, 2011.

(6)

Guy Archibald Innes is a Director of the Company and Singapore Volition.  His beneficial ownership includes 430,000 common shares, 100,000 outstanding and unexercised warrants and 5,000 outstanding and unexercised options which vest on May 25, 2012 under the 2011 Equity Incentive Plan dated November 17, 2011.

(7)

Cameron Reynolds is the Company’s President, Chief Executive Officer and a member of the Board of Directors.  Mr. Reynolds is also the Chief Executive Officer and a Director of Singapore Volition, the Managing Director of Belgian Volition, and Chief Executive Officer and a Director of Hypergenomics Pte Limited.  His beneficial ownership includes 200,001 common shares and 20,000 outstanding and unexercised options which vest on May 25, 2012 under the 2011 Equity Incentive Plan dated November 17, 2011.

(8)

Dr. Jacob Micallef is a Director of Belgian Volition.  His beneficial ownership includes 76,166 common shares and 20,000 outstanding and unexercised options which vest on May 25, 2012 under the 2011 Equity Incentive Plan dated November 17, 2011.

(9)

Dr. Alan Colman is a Director of the Company and Singapore Volition.  His beneficial ownership includes 12,500 common shares, 100,000 outstanding and unexercised warrants and 5,000 outstanding and unexercised options which vest on May 25, 2012 under the 2011 Equity Incentive Plan dated November 17, 2011.

(10)

Malcolm Lewin is the Company’s Chief Financial Officer and Treasurer.  Mr. Lewin is also the Chief Financial Officer of Singapore Volition.  His beneficial ownership includes 0 common shares and 10,000 outstanding and unexercised options which vest on May 25, 2012 under the 2011 Equity Incentive Plan dated November 17, 2011.

(11)

Dr. Satu Vainikka is a member of the Company’s Board of Directors and a former Director of Singapore Volition.  Her beneficial ownership includes 0 common shares and 5,000 outstanding and unexercised options which vest on May 25, 2012 under the 2011 Equity Incentive Plan dated November 17, 2011.

(12)

Sarah Lee Hwee Hoon is the Secretary and a Director of Hypergenomics Pte Limited.  Her beneficial ownership includes 0 common shares and 4,000 outstanding and unexercised options which vest on May 25, 2012 under the 2011 Equity Incentive Plan dated November 17, 2011.

(13)

Kevin John Alexander is a former Director of the Company.  His beneficial ownership includes 0 common shares.

(14)

Patrick Rousseau is the former Managing Director of Belgian Volition.  His beneficial ownerships includes 0 common shares.

(15)

Concord International, Inc.’s beneficial ownership includes 2,042,088 common shares.  Rodney Rootsaert is a controlling director of Concord International, Inc. and has voting and dispositive control over the 2,042,088 common shares. Cameron Reynolds is a potential beneficiary.

(16)

Robert James Cooles holds investment and voting control over the 802,112 common shares beneficially owned by Appletree Investment Management, Inc.

(17)

ValiRX PLC’s beneficial ownership includes 510,811 common shares.  ValiRX PLC is a public company listed on the London Stock Exchange (AIM). According to the AIM’s website, www.londonstockexchange.com/companies-and-advisors/aim/aim/aim.htm, as of January 31, 2012, there were 1,059,562,609 issued and outstanding common shares of ValiRX PLC.  Currently, there are no shareholders of ValiRX PLC who hold more than 5% of the total shares.  The Company has no knowledge of the identity of the controlling shareholders of ValiRX PLC that hold the voting and dispositive control over the shares as this information is unavailable to the public.  Further, the Company was unable to obtain a shareholders list.  ValiRX PLC has no control, either indirect or direct, of the Company.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The Company

The following table sets forth the names and ages of the Company’s directors and executive officers as of October 13, 2011. The board of directors has no nominating or compensation committee at this time.

Name	Age	Position with the Company	Officer/Director Since
Cameron Reynolds	40	President	October 6, 2011
		Chief Executive Officer	October 6, 2011
		Director	October 6, 2011
Malcolm Lewin	60	Chief Financial Officer	October 6, 2011
		Treasurer	October 6, 2011
Rodney Gerard Rootsaert	40	Secretary	October 6, 2011
Dr. Martin Faulkes	67	Director	October 6, 2011
Dr. Satu Vainikka	44	Director	October 6, 2011
Guy Archibald Innes	55	Director	October 6, 2011
Dr. Alan Colman	63	Director	October 6, 2011
Kevin John Alexander(1)	57	Director	October 6, 2011

(1)

Kevin John Alexander resigned as a Director of the Company on December 6, 2011.

Singapore Volition

The following table sets forth the names and ages of Singapore Volition’s directors and executive officers as of October 13, 2011.  The board of directors has no nominating or compensation committee at this time.

Name	Age	Position with Singapore Volition	Officer/Director Since
Cameron Reynolds	40	Chief Executive Officer	August 5, 2010
		Director	August 5, 2010
Malcolm Lewin	60	Chief Financial Officer	July 15, 2011
Rodney Gerard Rootsaert	40	Administration and Legal Officer	August 6, 2010
Dr. Martin Faulkes	67	Director	August 18, 2010
		Executive Chairman	March 22, 2011
Guy Archibald Innes	55	Director	August 18, 2010
Dr. Alan Colman	63	Director	April 1, 2011
Dr. Satu Vainikka(1)	44	Director	October 11, 2010

(1)

Dr. Satu Vainikka resigned as a Director of Singapore Volition on October 7, 2011.

Belgian Volition

The following table sets forth the names and ages of Belgian Volition’s directors and executive officers as of October 13, 2011.  The board of directors has no nominating or compensation committee at this time.

Name	Age	Position with the Belgian Volition	Officer/Director Since
Cameron Reynolds(1)	40	Director	October 27, 2010
Patrick Rousseau(2)	57	Managing Director	July 27, 2007
Rodney Gerard Rootsaert	40	Secretary	October 4, 2010
		Director	October 4, 2010
Dr. Martin Faulkes	67	Director	August 10, 2011
Dr. Jacob Micallef	55	Director	August 10, 2011

(1)

Cameron Reynolds was appointed as Managing Director of Belgian Volition on January 18, 2012.

(2)

Patrick Rousseau resigned as Managing Director of Belgian Volition on January 18, 2012.

HyperGenomics Pte Limited

The following table sets forth the names and ages of HyperGenomics Pte Limited’s directors and executive officers as of October 13, 2011.  The board of directors has no nominating or compensation committee at this time.

Name	Age	Position with HyperGenomics Pte Limited	Officer/Director Since
Cameron Reynolds	40	Chief Executive Officer	March 7, 2011
		Director	March 7, 2011
Sarah Lee Hwee Hoon	36	Secretary	March 7, 2011
		Director	March 7, 2011

Science Executives

The following table sets forth the names and ages of our Scientific Officers as of October 13, 2011:

Name	Age	Position	Officer Since
Dr. Jacob Micallef	55	Chief Scientific Officer, Belgian Volition	October 11, 2010
Dr. Mark Eccleston	40	Chief Scientific Officer, HyperGenomics Pte Limited	March 7, 2011

Scientific Advisory Board

The following table sets forth the names and ages of the Scientific Advisory Board Members of Singapore Volition as of October 13, 2011:

Name	Age	Position with Singapore Volition	Advisory Board Member Since
Dr. Alan Colman	63	Chairman of Scientific Advisory Board	April 5, 2011
Dr. Robert Weinzierl	49	Scientific Advisory Board Member	April 5, 2011
Dr. Andreas Ladurner	40	Scientific Advisory Board Member	April 5, 2011
Dr. Habib Skaff	34	Scientific Advisory Board Member	April 4, 2011

Term of Office

Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders.   Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Identification of Significant Employees

The Company has no full-time or part-time employees.

Our subsidiary, Singapore Volition, has one full-time employee, Charlotte McCubbin, Communications Manager, who is responsible for all communications, such as the Company’s website and news releases, as well as the Company’s branding and visual communications.  Singapore Volition has no part-time employees.

Our subsidiary, Belgian Volition, has four full-time employees:  three laboratory technicians including Dr. Marielle Herzog, Muriel Chapelier and Katty Scoubeau; and Maria Dolores Fernandez, who provides administrative services.  Belgian Volition has no part-time employees.

Our subsidiary, Hypergenomics Pte. Limited, has no full-time or part-time employees.

Background and Business Experience

The business experience during the past five years of the person(s) listed above is as follows:

CAMERON REYNOLDS.  Cameron Reynolds has over 17 years of entrepreneurial executive experience in the mining and biotechnology sectors. He began his career in 1994 working for Southern China Group, where as regional manager he set up operations in Hong Kong and Yunnan. In 1996 he began working for Integrated Coffee Technologies, a genetically modified coffee company, in a junior management position, where he was responsible for business plan creation, office management, recruitment, and business development. After working for Integrated Coffee Technologies, Mr. Reynolds served as the commercialization director for Probio, Inc., a company that commercialized intellectual property in the animal biotechnology fields including transgenisis and cloning research from the University of Hawaii. Mr. Reynolds held that role from 1998 until 2001, and his main responsibilities were managing all legal and contract issues with the University of Hawaii; implementing patenting strategy; managing all shareholder issues including the merger and its legal and contractual documentation; head office management; budgetary control; team building and recruitment.  Between 2002 and 2003, Mr. Reynolds undertook an MBA. From 2004 until 2011, Mr. Reynolds founded and served as Managing Director and Director of Mining House Limited, where he was responsible for identifying potential mining projects, coordinating the preliminary evaluations and securing the financing with a view to listing the companies on AIM, TSX and US OTC. From 2005 until present, Mr. Reynolds has held a number of board directorships including Atlantic Mining PLC; Carbon Mining PLC, Magellan Copper and Gold (Carbon Mining and MCG were both became part of Solfotara Mining and Copper Development Corp on AIM, CDC.L after a vend); KAL Energy Inc. (KALG, OTC), Iofina Natural Gas PLC (IOF, AIM); Canyon Copper Corp. (TSX.V: CNC, OTCBB: CNYC), and Hunter Bay Resources (HBY, TSX-V).  Prior to the Share Exchange Agreement, Mr. Reynolds served as Chief Executive Officer and Director of Singapore Volition since August 5, 2010.  The Board of Directors appointed Mr. Reynolds as President, Chief Executive Officer and Director of the Company due to his strong experience in management, structuring and strategic planning of start-up companies.

MALCOLM LEWIN.  Malcolm Lewin is the Company’s Chief Financial Officer and Treasurer. He has a strong background in finance and accounting both for public and private companies alike. Mr Lewin qualified as a chartered accountant with Coopers & Lybrand in 1976. From 1989 to 2000, Mr. Lewin was a partner of Mercer Lewin, a chartered accounting firm. From 2000 until present, Mr. Lewin has acted for various companies listed on AIM and the TSX-V. In particular, Mr. Lewin acted as the finance director of OMG plc (AIM: OMG), a supplier of motion capture and visual geometry systems, from April 2000 to June 2003. In June 2004, Mr. Lewin was appointed as the finance director of Real Estate Investors Plc (AIM: REI), a property investment company with interests in quality commercial and industrial properties throughout the United Kingdom, and held this position until August 2006. In September 2006, Mr. Lewin was appointed a Director and Chief Financial Officer of Hunter Bay Minerals Plc (TSX-V:HBY), a junior mining company with interests in South America and Canada, and held this position until June 2011.  Prior to the Share Exchange Agreement, Mr. Lewin served as Chief Financial Officer of Singapore Volition since July 15, 2011.  The Board of Directors believes that Mr. Lewin’s financial and accounting knowledge would be a valuable asset to the Company.

RODNEY GERARD ROOTSAERT.  Rodney Rootsaert has over six years of experience in providing corporate, legal and administrative services to start-up companies through Mining House Ltd., of which Mr. Rootsaert has been a director since 2007.  From 2007 until 2011, Mr. Rootsaert has served as corporate secretary for several junior mining companies. He was the corporate secretary for Magellan Copper and Gold Plc., from 2007 until 2011, where his duties included maintaining and preparing company documents, accounts and contracts.  He also served as corporate secretary for Delta Pacific Mining Plc., from 2007 until present, where he was responsible for ensuring compliance with all relevant statutory and regulatory requirements.  Prior to the Share Exchange Agreement, Mr. Rootsaert served as Administration and Legal Officer of Singapore Volition since August 6, 2010.  Due to Mr. Rootsaert’s legal background and prior roles as a corporate secretary for small public companies, the Board of Directors believed that he would be a great addition to the Company.

DR. MARTIN FAULKES.  Dr. Martin Faulkes has over 30 years of entrepreneurial and managerial experience as the founder and CEO of several software companies within the United Kingdom and the United States.  From 1979 to 1984, Dr. Faulkes was the Founder, President and CEO for Logica Inc., a company providing bespoke software to all industries but mainly banks and communications companies. Dr. Faulkes was responsible for all aspects of the business; namely sales, finance, recruitment, staff management and project control. He then became Managing Director of System Programming Ltd., a company that provides computer programming for systems in business like airlines, utility companies, banks, and insurance, from 1985 to 1987, where he was responsible for all aspects of the business. Dr. Faulkes founded Triad Plc., a computer software development company that provides systems and consultants to the business community, where he was a director from 1987 to 1998, responsible for controlling the company financially. From 1998 until the present day, Dr. Faulkes has focused on charitable activities, as the Founder and Sole Benefactor of the Dill Faulkes Educational Trust, a UK registered charity, where he is Chairman. He also sits on the Board of the Cambridge 800th Anniversary Campaign in the UK.  Prior to the Share Exchange Agreement, Dr. Faulkes served as a Director of the Singapore Volition since August 18, 2010 and as Executive Chairman of the Board of Directors of Singapore Volition since March 22, 2011. In light of Dr. Faulkes’ past experience in business development, Dr. Faulkes was appointed as a Director to the Company.

DR. SATU VAINIKKA.  Dr. Satu Vainikka has a strong background in the biotechnology industry, technology commercialization, equity financing, and business management. Dr. Vainikka undertook a PhD in molecular biology and oncology at the University of Helsinki from 1992 until 1996. From 1996 until 1999, she undertook post-doctoral research at the Imperial Cancer Research Fund (now CRUK) where she gained many years of research experience in the field of oncology, working in the area of signal transduction pathways. In 1999 she undertook an MBA and from 2000 until 2003 she founded, then was Chief Scientific Officer of, Gene Expression Technologies Limited.  In 2004, Dr. Vainikka founded the London based biotechnology company, Cronos Therapeutics, serving as its Chief Executive Officer from 2004 until 2006.  In 2006 she became CEO of ValiRX, a company listed on the UK AIM, where she led a number of secondary funding rounds for the company on the market and raised several rounds of private equity funding.  Prior to the Share Exchange Agreement, Dr. Vainikka served as a Director of Singapore Volition from October 11, 2010 until October 7, 2011.  Dr. Vainikka presently remains CEO and Director of ValiRX. Due to Dr. Vainikka’s specialized experience in the fields of biotechnology, oncology and molecular biology, she was appointed as a Director of the Company.

GUY ARCHIBALD INNES.  Guy Archibald Innes is a Chartered Accountant and a member of the Institute of Chartered Accountants in England and Wales. Mr. Innes has extensive experience in financing and managing technology companies, which he gained from serving as a non-executive director on the board of companies such as ProBio Inc. from 2000 to 2006, Magellan Copper & Gold Plc. from 2007 to 2010, and Carbon Mining Plc. from 2007 to 2010.  While serving as a non-executive director for these companies, Mr. Innes was responsible for the development of corporate strategy and the implementation of financial controls and risk management systems.  Prior to holding these directorships, Mr. Innes had a long career in banking and private equity, including advisory roles with Baring Brothers & Co. Limited in London and Paris from 1984 to 1995, where he was involved in executing and advising on national and international mergers & acquisitions, but also IPOs and capital raising; Baring Private Equity Partners Limited in London and Singapore from 1995 to 1997, where he was involved in the setting up, recruiting of managers and capital raising for an Asian media and communications private equity fund; and Quartz Capital Partners Limited from 1997 to 2000, where Mr. Innes served as Head of Corporate Finance and was responsible for managing the corporate finance department and leading the transactions undertaken by Quartz including IPOs, private placements and mergers and acquisitions.  Prior to the Share Exchange Agreement, Mr. Innes served as a Director of Singapore Volition since August 18, 2010.  The Board of Directors of the Company believed Mr. Innes’ technical, financial and managerial background would be beneficial to the growth of the Company.

DR. ALAN COLMAN.  Dr. Alan Colman has extensive experience in the molecular biology field where he has worked in the production of transgenic livestock, somatic nuclear transfer, and human disease models. After a successful university career in the Universities of Oxford, Cambridge, Warwick and Birmingham (where he was Professor of Biochemistry), Dr Colman went into industry. From the late 1980’s until 2002, Dr. Colman was the research director of the company PPL Therapeutics in Edinburgh, UK, where he was responsible for leading PPL’s research program strategy, also playing a role in PPL’s financing rounds, culminating in its listing on the London Stock Exchange. This company attracted considerable media attention because of their participation in the technique of somatic nuclear transfer that led to the world’s first cloned sheep, Dolly, in 1996. From 2002 to 2007, Dr. Colman was Chief Scientific Officer and then CEO for the Singaporean human embryonic stem cell company, ES Cell International. Dr. Colman is currently the Executive Director of the Singapore Stem Cell Consortium, a position he has held since 2007.  From 2008 to 2009, Dr. Colman was also concurrently Professor of Regenerative Medicine at King’s College, London, UK.  His current interest is the development of human disease models using induced pluripotent stem cells.  Prior to the Share Exchange Agreement, Dr. Colman served as a Director of Singapore Volition since April 1, 2011 and as Chairman of the Scientific Advisory Board of Singapore Volition since April 5, 2011.  Dr. Colman was appointed as a Director of the Company and a member of the Scientific Advisory Board on account of his work in biochemistry, stem cell research and pathology.

KEVIN JOHN ALEXANDER.  Kevin Alexander has several years of experience as an attorney in both the United Kingdom and the United States, and as a business owner, consultant and entrepreneur.  From 1989 to 1999, he was an owner and partner at Bracewell & Giuliani, an international law firm serving Fortune 500 companies, major financial institutions, private investment funds and government entities.  From 1999 to 2000, Mr. Alexander was an owner and partner at Salans, a multi-national firm with several practice areas including banking and finance, corporate, regulatory and public law, and tax law.  His responsibilities as partner at both firms included running a law practice, providing legal advice and overseeing associate solicitors.  From 2000 to 2003, Mr. Alexander was a founder and Chief Executive Officer of GTL Resources Plc, an AIM-listed natural gas project company, where he was responsible for the commercial and financial activities of the company, including obtaining credit approval from a syndicate of banks for a project financing of a gas processing facility. Since 2004, Mr. Alexander has been and currently is a consultant and entrepreneur involved in forming and managing various businesses, both private and public, including ValiRx Plc in 2006.  Since 2006, Mr. Alexander has continued to serve as a director of ValiRx, where he is also responsible for some legal and regulatory work of the company including overseeing some of the legal work on certain transactions undertaken by ValiRx.  Prior to the Share Exchange Agreement, Mr. Alexander was not previously involved with Singapore Volition.  Due to Mr. Alexander’s strong legal background as well as his years of experience with small businesses and public companies, the Board of Directors felt that he would be a talented addition to the Company.  On December 6, 2011, Kevin John Alexander resigned from all positions with the Company, including but not limited to, that of Director.

PATRICK ROUSSEAU.  Mr. Rousseau was Managing Director of ValiBio SA (now Belgian Volition) from 2007 until 2010, when he retained that role following ValiBio’s sale to Singapore Volition.  From 1983 until 1986, Mr. Rousseau was responsible for the management of public funding for industrial applied research as Deputy Head of Cabinet with the Walloon Region State Secretary for New Technologies and SMEs.  From 1986 until 1989 he was a venture capital adviser for Belgian GBL Group; then a member of venture capital fund investment boards for Soginnove in France and Ventana in USA from 1986 until 1992. From 1983 until 1990, Mr. Rousseau also served as a member of the Supervisory Board of CGER (Belgium’s largest Public Saving Bank, now part of BNP Paribas Fortis).  Between 1998 and 2004, Mr. Rousseau held an investment adviser role to NBI Capital/Alpinvest, a Dutch venture and development fund, making on its behalf more than 20 successful direct investments in life sciences companies in Europe and the U.S. from start-up to public.  From 1989 until 2010, Mr. Rousseau acted as a corporate adviser and consultant to various companies, undertaking activities such as raising funds for the development of a Belgian diagnostic subsidiary of a French company (RNTECH). Mr. Rousseau also acts as an expert adviser to the French OSEO (formerly ANVAR) applied research funding agency on over 50 industrial research & development projects, a position he has held since 1998.  Since 2000, he has also acted as an expert evaluator and negotiator for EU funding programs. Mr. Rousseau has also acted as board member of various businesses in Europe, U.S. and Canada (from direct mail to pharmaceutical product trading) from 1986 until present.  Prior to the Share Exchange Agreement, Mr. Rousseau provided consultancy services to Singapore Volition per the Agreement by and between Singapore Volition and PB Commodities Pte Limited dated August 6, 2010.  Mr. Rousseau served as the Managing Director of Belgian Volition since July 27, 2007 and resigned as Managing Director of Belgian Volition on January 18, 2012.

DR. JACOB MICALLEF.  Dr. Jacob Micallef has 20 years of experience in research and development and in the management of early stage biotechnical companies, including the manufacture of biotechnology products and the establishment of manufacturing operations. Dr. Micallef gained this experience while working for the World Health Organization (“WHO”) over a 10-year period from 1985. While working for the WHO, Dr. Micallef developed new diagnostic products in the areas of reproductive health and cancer. In 1990 he commenced development of a new diagnostic technology platform for WHO which was launched in 1992 and supported 13 tests. Dr. Micallef also initiated and implemented in-house manufacture (previously outsourced to Abbott Diagnostics Inc) and world-wide distribution of these products for WHO. In 1990, he started a “not-for-profit” WHO company, Immunometrics Ltd., which marketed and distributed those diagnostic products worldwide.  In 1999 Dr. Micallef studied for an MBA and went on to co-found Gene Expression Technologies in 2001 where he successfully lead the development of the chemistry of the GeneICE technology and implemented the manufacture of GeneICE molecules. He also played a major role in business development and procured a GeneICE contract with Bayer Pharmaceuticals.  From 2004 to 2007, he taught "science and enterprise" to science research workers from four universities at CASS Business School before joining Cronos Therapeutics in 2004. In 2006 Cronos was listed in the UK on AIM, becoming ValiRX. Dr. Micallef continued to work as Technical Officer for ValiRX, where he in-licensed the Hypergenomics and Nucleosomics technologies and co-founded ValiBio SA., which is now Belgian Volition SA, a subsidiary of Singapore Volition.  Prior to the Share Exchange Agreement, Dr. Micallef served as a Science Executive Officer of Belgian Volition since October 11, 2010 but was not otherwise involved with Singapore Volition.  The Board of Directors believed that Dr. Micallef’s prior work with Belgian Volition in the development of diagnostic products would continue to be an asset to the Company in his role as Chief Scientific Officer of the Company’s subsidiary, Belgian Volition.

SARAH LEE HWEE HOON.  Sarah Lee Hwee Hoon has more than ten years experience in corporate accounting and the provision of audit, taxation, finance and corporate secretarial services.  Ms. Lee gradutated from the Association of Accounting Technician (Singapore) in 1996 and from the University of Bedfordshire with a Bachelor (Honors) Degree in Accounting in 2010.  From 2007 to 2012, Ms. Lee has served as company secretary and regional accountant of PB Commodities Pte Ltd (“PB Commodities”) where her duties include providing administrative services, maintaining and preparing company accounts and ensuring compliance with all Singaporean regulatory requirements under the Companies Act and Singapore Finance Reporting Standards. Through PB Commodities, Ms. Lee also provides administrative, accounting and corporate secretarial services to several other junior mining companies in Singapore.   Prior to the Share Exchange Agreement, Miss Lee served as a Secretary and Director of Hypergenomics Pte. Limited since March 7, 2011 but was not otherwise involved with Singapore Volition.   She was appointed to these positions due to her past accounting and corporate experience.

DR. MARK ECCLESTON.  Dr. Mark Eccleston is a biotechnology entrepreneur with over 18 years of experience in the sector, both in academia and in industry. From 2008 to 2009, Dr. Eccleston held a program management position at ValiRX Plc., where he ran multiple epigenetics-based diagnostic and therapeutics programs. Dr. Eccleston has also held various other roles in business and industry including: CEO of Vivamer Ltd. in 2002, a company spun out from Cambridge University where he was responsible for commercialization of drug delivery and imaging technologies based on extensive work in this area during his academic career; and Chief Scientific Officer then consultant to Cambridge Applied Polymers from 2005 to 2008, where he devised and managed multiple high value consultancy projects for clients including Cadburys, Kellogg’s, Reckitt Benckiser, Proctor and Gamble, and Umbro as well as a Spanish company specializing in non woven (polymeric) fabric, Tesalca. In 2010, Dr. Eccleston founded OncoLytika, which focuses on opportunity recognition and product/process innovation within start-ups as well as established companies, where his main responsibilities are advising companies on business development and preclinical project management.  Prior to the Share Exchange Agreement, Dr. Eccleston served as a Science Executive Officer of HyperGenomics Pte Limited since March 7, 2011 but was not otherwise involved with Singapore Volition.  In light of Dr. Eccleston’s past work in biotechnology, epigenetics and diagnostics, Dr. Eccleston was appointed as a Chief Scientific Officer of the Company’s subsidiary HyperGenomics Pte Limited.

DR. ROBERT WEINZIERL.  Dr. Robert Weinzierl is a member of our Scientific Advisory Board. He is a Reader in Molecular Biology at Imperial College London, and is the inventor of the HyperGenomicsTM technology, that the Company is in the process of further developing.  Dr. Weinzierl joined Imperial College as a lecturer in 1994, where his key responsibilities were research and teaching, combined with various administrative tasks. He was promoted to his current position 'Reader in Molecular Biology' in 2009. Dr. Weinzierl heads a research group focusing on gene expression mechanisms, with special emphasis on the structure and function of the basal transcriptional machinery. Dr. Weinzierl began his PhD in 1983 at the European Molecular Biology Laboratory and completed it at the University of Cambridge (Akam/White Laboratories). The focus of his PhD project was the function of homeotic genes (especially Ultrabithorax) during embryonic development, and he completed his thesis in 1988. He went on to spend four years as a postdoc at UC Berkeley (Tjian Laboratory). Dr. Weinzierl’s research efforts focused on the structure and function of the basal transcriptional machineries in archaea and eukaryotes, with a special emphasis on the molecular mechanisms of RNA polymerases. In 2011, Dr. Weinzierl’s laboratory at Imperial College successfully developed a range of novel methods in the field of gene expression, including in-vitro assembly of protein complexes from recombinant subunits and implementation of robotic methods for high-throughput molecular biology. Prior to the Share Exchange Agreement, Dr. Weinzierl served as a Scientific Advisory Board Member of Singapore Volition since April 5, 2011.  As the inventor of the HyperGenomicsTM technology, Dr. Weinzierl’s appointment to the Scientific Advisory Board is pivotal to the development of future HyperGenomicsTM products.

DR. ANDREAS LADURNER.  Dr. Andreas Ladurner has a strong educational background and years of laboratory experience in the fields of biochemistry, biology, cancer research, genomics and several others.  Whilst awaiting the award of his doctorate from the University of Cambridge between 1998 and 2000, Dr. Ladurner was awarded the Wellcome Trust International Traveling Prize research fellowship.  He was appointed Research Associate at the Howard Hughes Medical Institute at the University of California Berkeley, from 2000 until 2002, then was an editor at Nature Publishing Group in New York, from 2002 until 2003.  Dr. Ladurner was named group leader in the Genome Biology Unit of the European Molecular Biology Laboratory in Heidelberg in 2003, where he undertook scientific research in the area of novel epigenetic and stress-mediated signaling networks in human cells. During this period, he discovered the histone variant technology, which is an integral part of the NucleosomicsTM products which the Company is in the process of developing.  In 2010, Dr. Ladurner was named Chair of Physiological Chemistry in the Faculty of Medicine at the University of Munich, and continues his work at EMBL as a visiting member.  Prior to the Share Exchange Agreement, Dr. Ladurner served as a Scientific Advisory Board Member of Singapore Volition since April 5, 2011.  Dr. Ladurner’s extensive laboratory work in nucleosome research and genomics will make him a valuable member of the Scientific Advisory Board.

DR. HABIB SKAFF.  Dr. Habib Skaff is a synthetic chemist specializing in the area of nanotechnology; his doctoral studies focused on the design of organic and polymeric ligands for the encapsulation of semiconductor nanoparticles and modification of the physical, optical, electronic, and assembly properties of the nanoparticles. Since 2001, Dr. Skaff has co-authored 11 peer-reviewed scientific papers and is a co-inventor on 18 pending or issued patents in the fields of chemistry, nanotechnology, and biotechnology. He co-founded Intezyne Technologies in 2004 and serves as that company’s Chief Executive Officer, where he is responsible for establishing and implementing strategic planning for the future. Dr. Skaff works closely with the Chief Scientific Officer to develop and implement Intezyne’s intellectual property strategy as well as establish alliances with potential partners. He also leads Intezyne’s fundraising through debt and equity financing and works closely with the CFO in this capacity. He is also President, and Chairman of the Board of Directors of Intezyne. Dr. Skaff has served as the Chairman of Skaff Corporation of America since 1999, where he guides strategic planning but is not involved in day-to-day operations.  Prior to the Share Exchange Agreement, Dr. Skaff served as a Scientific Advisory Board Member of Singapore Volition since April 4, 2011.  Dr. Skaff was appointed to serve as a member of the Scientific Advisory Board because of his extensive scholarly work and inventions in the fields of chemistry and biotechnology.

CHARLOTTE MCCUBBIN. After graduating from the University of Edinburgh in 2007 with a Bachelor of Laws with joint honors in Law and Politics, Miss McCubbin undertook internships at two public affairs/lobbying agencies in London: AS Biss (Now M:Communications) and Bell Pottinger Public Affairs; where her responsibilities included the preparation of briefing notes for clients on a range of topics, media and political monitoring, and stakeholder identification and mapping. From 2008 until 2009 she was an Account Executive at PR consultancy Kysen PR, during which time she completed a Diploma in Marketing with the Chartered Institute of Marketing. At Kysen, her key responsibilities included achieving editorial placement for clients in national, trade and broadcast publications, as well as preparing press releases and arranging journalist briefings. In 2010 Miss McCubbin worked as a Public Relations Executive for the international law firm White & Case LLP, where she was responsible for the Firm's European PR program, working with both the UK press and English -speaking press throughout the EMEA region, managing day-to-day press enquiries as well as generating press coverage via press releases and thought-leadership interviews and articles. Miss McCubbin joined Singapore Volition at the end of 2010.

DR. MARIELLE HERZOG. Dr. Marielle Herzog has seven years of experience in epigenetics academic research. During a four year period from 2003 to 2007, Dr. Herzog performed her PhD thesis at the Institute of Genetics and Molecular and Cellular Biology (IGBMC), Strasbourg, France, one of the leading European centers of biomedical research. Her work, conducted in the laboratory of Epigenome plasticity, under the supervision of Dr. R. Losson, concerned the role of the interaction between a transcriptional cofactor (TIF1b) and the heterochromatin protein 1 defined by knock-in mutation in a cellular model and in mice. In 2008, Dr. Herzog joined the laboratory of Cancer Epigenetics of Dr. F. Fuchs at the Faculty of Medicine, Free University of Brussels, as a researcher, where she managed different projects based on the study of epigenetics modifications (methylated DNA, post-translational histone modifications) and epigenetics enzymes in different cellular context. Her work led to publications in international scientific journals and to her participation at several international congresses. Dr. Herzog joined Belgian Volition in May 2011, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

MURIEL CHAPELIER. Muriel Chapelier has seventeen years experience in fundamental research and development, as a research associate. Mrs. Chapelier gained her experience first in a fundamental Research Laboratory at the University Hospital of Sart-Tilman (Liège), over an eight year period from 1994 until 2002 where she worked in a leukemia screening project and in fundamental research project, in PhD collaboration, using molecular biology technics. The laboratory is now a competence center for leukemia screening and she was included in publications of the PhD. In 2002, Mrs. Chapelier started working within Eppendorf Array Technologies in Namur, for the development of gene expression and protein microarrays and other new technologies. Some gene expression kits were launched on the market and a Signal Chip Human Cytokine kit was in validation during her tenure. In September 2007, Mrs. Chapelier went to Antwerp to undertake a degree in tropical medicine and international health, at the Institute of Tropical Medicine. She returned to Eppendorf in 2008 to continue the development of microarrays. She joined Belgian Volition in May 2011, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

KATTY SCOUBEAU. Katty Scoubeau is a research technician for Belgian Volition. Mrs. Scoubeau graduated in chemistry and biotechnology in 1994 from the UCL Institute Paul Lambin. From 2003 until 2007, Mrs. Scoubeau taught science and mathematics at a secondary school. In 2007, she undertook training in biotechnology in the association in vivo in Nivelles. From 2010 until 2011, Mrs. Scoubeau was committed to the medical faculty of the University of Namur as a lab technician in the unit of physiological biochemistry, where she participated in the preparation of student assignments and research. She joined Belgian Volition in August 2011, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

MARIA DOLORES FERNANDEZ.  Maria Dolores Fernandez graduated from the Université Lyon III, Lyon France in 1987 with a master in Economics and Social Administration.  From October 2004 to March 2005, Mrs. Fernandez worked as an assistant in the purchase department for Helio Charleroi, a Belgian company that engages in printing magazines, mail order catalogues and advertising brochures, where she was responsible for handling daily orders and deliveries.  From May 2005 to June 2005, she worked as an assistant office manager for Cenaero, a Belgian company that operates as a technology research center. Subsequently, Mrs. Fernandez moved to Chicago and taught preschool at a Montessori school from 2006 to 2010.  Additionally, Mrs. Fernandez taught French for Berlitz Language Center from September 2009 to May 2010 and CLL Language Center from November 2010 to April 2011.  From April 2011 to October 2011, she served as a Human Resources advisor within the training department at Glaxo Smith Kline. Mrs. Fernandez joined Belgian Volition in December 2011, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company, Singapore Volition or its subsidiaries, has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company currently has an audit committee serving on its Board of Directors. However, the Company’s audit committee does not function as an audit committee should since there is a lack of independent directors on the committee and the Board of Directors has not identified an audit committee financial expert (as defined in Item 407 of Regulation S-K), who is knowledgeable about reporting and financial statements requirements, to serve on the audit committee due to the Company’s inability to attract such a person.

The Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the executive officers of the Company, Singapore Volition and its subsidiaries for the fiscal years ended December 31, 2010 and 2011.  Unless otherwise specified, the term of each executive officer is that as set forth under that section of Item 10 Directors and Executive Officers entitled, “Term of Office”.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alexander Magallano(2) Former President and CEO of the Company	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
B. Gordon Brooke(3) Former CAO and CFO of the Company	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Rudy Beloy Perez(4) Former Secretary and Treasurer of the Company	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cameron Reynolds(5) President, CEO and Director of the Company; CEO and Director of Singapore Volition; Director of Belgian Volition; and CEO and Director of Hypergenomics Pte Limited	2011	-0-	-0-	-0-	2,751	-0-	-0-	123,200(5)	125,951
	2010	-0-	-0-	-0-	-0-	-0-	-0-	33,533(5)	33,533
Malcolm Lewin(6) CFO and Treasurer of the Company and CFO of Singapore Volition	2011	27,500	-0-	-0-	1,376	-0-	-0-	-0-	28,876
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Rodney Gerard Rootsaert (7) Secretary of the Company, Administration and Legal Officer of Singapore Volition and Secretary and Director of Belgian Volition	2011	-0-	-0-	-0-	1,376	-0-	-0-	81,200(7)	82,576
	2010	-0-	-0-	-0-	-0-	-0-	-0-	25,533(7)	25,533
Dr. George S. Morris(8)	2011	80,000	-0-	-0-	97,758	-0-	-0-	-0-	177,758
Former CEO and a Director of Singapore Volition, Former Director of Belgian Volition	2010	30,000	-0-	-0-	-0-	-0-	-0-	-0-	30,000
Sarah Lee Hwee Hoon(9)	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Secretary and Director of Hypergenomics Pte Limited	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

All Option Awards have been calculated based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)

As of December 31, 2011, Alexander Magallano was the former President and CEO of the Company.  On October 6, 2011, he resigned from all positions with the Company.  There are no employment agreements by and between Alexander Magallano and the Company.  Alexander Magallano received no compensation in exchange for his services as an executive officer of the Company.

(3)

As of December 31, 2011, B. Gordon Brooke was the former CAO and CFO of the Company.  On October 6, 2011, he resigned from all positions with the Company.  There are no employment agreements by and between B. Gordon Brooke and the Company.  B. Gordon Brooke received no compensation in exchange for his services as an executive officer of the Company.

(4)

As of December 31, 2011, Rudy Beloy Perez was the former Secretary and Treasurer of the Company.  On October 6, 2011, he resigned from all positions with the Company.  There are no employment agreements by and between Rudy Beloy Perez and the Company.  Rudy Beloy Perez received no compensation in exchange for his services as an executive officer of the Company.

(5)

As of December 31, 2011, Cameron Reynolds was and currently is the President, CEO and a Director of the Company, the CEO and a Director of Singapore Volition, a Director of Belgian Volition and the CEO and a Director of Hypergenomics Pte Limited.  On January 18, 2012, Mr. Reynolds was appointed as the Managing Director of Beligan Volition.  There are no employment agreements by and between Cameron Reynolds and the Company, Singapore Volition, Belgian Volition or Hypergenomics Pte Limited.  Cameron Reynolds receives no compensation in exchange for his services as an executive officer of the Company, Singapore Volition or Hypergenomics.

Cameron Reynolds receives compensation pursuant to that certain agreement (the “Agreement”) dated August 6, 2010, entered into by and between Singapore Volition and PB Commodities Pte Limited (“PB Commodities”).  The Agreement provides office space, office support staff, and consultancy services to Singapore Volition for the structuring, management, fundraising and development and implementation of its business plan .. The term of the Agreement is twelve months, commencing on September 1, 2010, with automatic extensions of twelve months and a three month notice required for termination of the Agreement. As part of the Agreement, Singapore Volition shall pay consultancy fees each month to PB Commodities for the services of Cameron Reynolds (see the following paragraph regarding Mr. Reynolds’ Employment Agreement with PB Commodities).  For the years ended December 31, 2011 and 2010, PB Commodities received $114,000 USD and $32,000 USD, respectively, from Singapore Volition for the services of Mr. Reynolds, pursuant to the Agreement. A true and correct copy of the Agreement was filed as Exhibit 10.07 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.07.

Cameron Reynolds receives compensation from PB Commodities, as described in the previous paragraph, pursuant to that certain Employment Agreement (the “Employment Agreement”) dated September 4, 2010, in exchange for serving as an executive officer of PB Commodities and performing consulting services on its behalf .. The term of the Employment Agreement is twelve (12) months, which shall be automatically extended for additional terms of twelve (12) months. Under the Employment Agreement, Mr. Reynolds only performs consulting services to Singapore Volition (see previous paragraph). In exchange for these services, Mr. Reynolds shall receive $8,000 USD per month from PB Commodities .. For the years ended December 31, 2011 and 2010, Mr. Reynolds received $114,000 USD and $32,000 USD, respectively, pursuant to the Employment Agreement. Mr. Reynolds also receives a housing allowance of $3,000 USD per month , which commenced on July 1, 2011. For the year ended December 31, 2011, Mr. Reynolds received $18,000 USD as a housing allowance which is included in the figure of $114,000 USD as compensation received by Mr. Reynolds for the year ended December 31, 2011 .. A copy of the Employment Agreement was filed as Exhibit 10.24 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference to Exhibit 10.24.

Mining House Limited (“Mining House”) provides consultancy and office support services to Singapore Volition for £1,450 GBP ($2,300 USD) per month commencing on November 1, 2010; additionally, Singapore Volition is required to pay for all reasonable expenses incurred by Mining House in providing these services. For the year ended December 31, 2011 Singapore Volition paid approximately £25,000 GBP ($40,250 USD) to Mining House split between £17,400 GBP ($27,600 USD) for consultancy and office support services and £7,600 GBP ($12,650 USD) for expenses. For the year ended December 31, 2010, Singapore Volition paid approximately £6,300 GBP ($9,950 USD) to Mining House split between £2,900 GBP ($4,600 USD) for consultancy and office support services and £3,400 GBP ($5,350 USD) for expenses. By reason of his directorship of Mining House, Mr. Reynolds is deemed to have received compensation in the form of one third (1/3) of the consultancy and office support services received by Mining House, along with Mr. Rootsaert and Mr. Laith Reynolds.  For the years ended December 31, 2011 and 2010 Mr. Reynolds received £5,800 GBP ($9,200 USD) and £966 GBP ($1,533 USD) respectively.  There is no written agreement by and between Mining House and Singapore Volition setting forth the terms of this arrangement.

On November 25, 2011 (the “Grant Date”) Cameron Reynolds was granted an option to purchase 120,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan, 20,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 20,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 20,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Mr. Reynolds using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $1.20; expected term of 3 1/2 to 6 years; exercise price of $3.00 to $5.00; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the year ended December 31, 2011, none of these options have vested.

(6)

As of December 31, 2011, Malcolm Lewin was and currently is the CFO and Treasurer of the Company and the CFO of Singapore Volition.  There are no employment agreements by and between Malcolm Lewin and the Company or Singapore Volition.  Malcolm Lewin receives no compensation in exchange for his services as an executive officer of the Company.

Malcolm Lewin receives compensation in exchange for his services as an executive officer of Singapore Volition per the Consultancy Agreement (“Consultancy Agreement”) entered into by and between Singapore Volition and Mr. Malcolm Lewin dated July 10, 2011, pursuant to which Mr. Lewin shall serve as Chief Financial Officer of Singapore Volition and to devote at least twelve (12) days per month to carry out the duties as Chief Financial Officer.  According to the Consultancy Agreement, Mr. Lewin’s term as Chief Financial Officer shall commence on July 15, 2011 and terminate upon Mr. Lewin’s resignation or commitment of a material breach of the Consultancy Agreement or upon written notice by either party.  In exchange for such services, Singapore Volition shall pay Mr. Lewin a monthly fee of $5,000 USD, per the terms set forth in the agreement.   For the years ended December 31, 2011 and 2010, Mr. Lewin received $27,500 and $0, respectively, pursuant to the Consultancy Agreement.   A copy of the Consultancy Agreement was filed as Exhibit 10.18 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.18.

On November 25, 2011 (the “Grant Date”) Malcolm Lewin was granted an option to purchase 60,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 10,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 10,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 10,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Mr. Lewin using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $1.20; expected term of 3 1/2 to 6 years; exercise price of $3.00 to $5.00; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the year ended December 31, 2011, none of these options have vested.

(7)

As of December 31, 2011, Rodney Gerard Rootsaert was and currently is the Secretary of the Company, the Administration and Legal Officer of Singapore Volition and the Secretary and a Director of Belgian Volition.   There are no employment agreements by and between Rodney Gerard Rootsaert and the Company, Singapore Volition or Belgian Volition.  Rodney Gerard Rootsaert receives no compensation in exchange for his services as an executive officer of the Company, Singapore Volition or Belgian Volition.

Rodney Gerard Rootsaert receives compensation pursuant to that certain agreement (the “Agreement”) dated August 6, 2010, entered into by and between Singapore Volition and PB Commodities Pte Limited (“PB Commodities”).  The Agreement provides office space, office support staff, and consultancy services to Singapore Volition for the structuring, management, fundraising and development and implementation of its business plan.   The term of the Agreement is twelve months, commencing on September 1, 2010, with automatic extensions of twelve months and a three month notice required for termination of the Agreement.   As part of the Agreement, Singapore Volition shall pay consultancy fees each month to PB Commodities for the services of Rodney Rootsaert (see the following paragraph regarding Mr. Rootsaert’s Employment Agreement with PB Commodities).  For the years ended December 31, 2011 and 2010, PB Commodities received $72,000 USD and $24,000 USD, respectively, from Singapore Volition for the services of Mr. Rootsaert, pursuant to the Agreement.   A true and correct copy of the Agreement was filed as Exhibit 10.07 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.07.

Rodney Rootsaert receives compensation from PB Commodities, as described in the previous paragraph, pursuant to that certain Employment Agreement (the “Employment Agreement”) dated September 4, 2010, in exchange for serving as an executive officer of PB Commodities and performing consulting services on its behalf .. The term of the Employment Agreement is twelve (12) months, which shall be automatically extended for additional terms of twelve (12) months.   Under the Employment Agreement, Mr. Rootsaert only performs consulting services to Singapore Volition (see previous paragraph). In exchange for these services, Mr. Rootsaert shall receive $6,000 USD per month from PB Commodities ..   For the years ended December 31, 2011 and 2010, Mr. Rootsaert received $72,000 USD and $24,000 USD, respectively, pursuant to the Employment Agreement.   A copy of the Employment Agreement was filed as Exhibit 10.25 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference to Exhibit 10.25.

Mining House Limited (“Mining House”) provides consultancy and office support services to Singapore Volition for £1,450 GBP ($2,300 USD) per month commencing on November 1, 2010; additionally, Singapore Volition is required to pay for all reasonable expenses incurred by Mining House in providing these services. For the year ended December 31, 2011 Singapore Volition paid approximately £25,000 GBP ($40,250 USD) to Mining House split between £17,400 GBP ($27,600 USD) for consultancy and office support services and £7,600 GBP ($12,650 USD) for expenses. For the year ended December 31, 2010, Singapore Volition paid approximately £6,300 GBP ($9,950 USD) to Mining House split between £2,900 GBP ($4,600 USD) for consultancy and office support services and £3,400 GBP ($5,350 USD) for expenses. By reason of his directorship of Mining House, Mr. Rootsaert is deemed to have received compensation in the form of one third (1/3) of the consultancy and office support services received by Mining House, along with Mr. Reynolds and Mr. Laith Reynolds.  For the years ended December 31, 2011 and 2010 Mr. Rootsaert received £5,800 GBP ($9,200 USD) and £966 GBP ($1,533 USD) respectively, from Mining House. There is no written agreement by and between Mining House and Singapore Volition setting forth the terms of this arrangement.

On November 25, 2011 (the “Grant Date”) Rodney Rootsaert was granted an option to purchase 60,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 10,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 10,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 10,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Mr. Rootsaert using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $1.20; expected term of 3 1/2 to 6 years; exercise price of $3.00 to $5.00; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the year ended December 31, 2011, none of these options have vested.

(8)

As of December 31, 2011, Dr. George S. Morris was the former CEO and former Director of Singapore Volition and a former Director of Belgian Volition.  On June 6, 2011, he resigned from his position as a Director of Belgian Volition and on October 7, 2011, he resigned from his position as a Director of Singapore Volition.  On February 22, 2011, Dr. Morris resigned as CEO of Singapore Volition and was appointed to the new position of Operational Director of Singapore Volition from which he resigned on June 10, 2011.

In exchange for his services as CEO of Singapore Volition, Dr. Morris received $10,000 USD per month pursuant to that certain employment agreement (“Employment Agreement”) entered into by and between Singapore Volition and Dr. Morris dated September 29, 2010.  The term of the Employment Agreement is an initial twelve (12) months which shall automatically be renewed for additional periods of twelve (12) months.   For the years ended December 31, 2011 and 2010, Dr. Morris received $80,000 and $30,000, respectively, pursuant to the Employment Agreement.  For the year ended December 31, 2011, Dr. Morris received $10,000 USD per month from January 2011 to June 2011 and upon his resignation as Operational Director of Singapore Volition in June 2011, he received an additional three (3) months salary of $10,000 USD per month.   A copy of the Employment Agreement was filed as Exhibit 10.23 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference to Exhibit 10.23.

On June 21, 2011, Dr. Morris and Singapore Volition entered into an option agreement pursuant to which Dr. Morris was granted an option to purchase 100,000 shares of Singapore Volition at an exercise price of $0.50 per shares as a condition of his resignation from Singapore Volition.  The options shall vest on June 21, 2011 and shall expire on June 21, 2016.  As of the year ended December 31, 2011, none of these options have been exercised.  The Company has calculated the estimated fair market value of the options granted to Dr. Morris using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $0.50; expected term of five years, exercise price of $0.50, a risk free interest rate of 1.57%, a dividend yield of 0% and volatility of 190%.

(9)

As of December 31, 2011, Sarah Lee Hwee Hoon was and currently is the Secretary and a Director of Hypergenomics Pte Limited.  There is no employment agreement by and between Sarah Lee Hwee Hoon and Hypergenomics Pte Limited.  Sarah Lee Hwee Hoon receives no compensation in exchange for her services as an executive officer of Hypergenomics Pte Limited.

Narrative Disclosure to Summary Compensation Table

As at December 31, 2011 and 2010, neither the Company, Singapore Volition or its subsidiaries, had any compensatory plans or arrangements, including payments to be received from the Company, Singapore Volition or its subsidiaries with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, Singapore Volition or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company, Singapore Volition or its subsidiaries.

Outstanding Equity Awards

The following table sets forth the outstanding equity awards for the executive officers of the Company, Singapore Volition and its subsidiaries for the fiscal year ended December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options ($)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares of Units of Stock that Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Alexander Magallano	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
B. Gordon Brooke	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Rudy Beloy Perez	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cameron Reynolds(1)	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	$3.00 $3.00 $4.00 $4.00 $5.00 $5.00	May 25, 2015 Nov 25, 2015 May 25, 2016 Nov 25, 2016 May 25, 2017 Nov 25, 2017	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	20,000 20,000 20,000 20,000 20,000 20,000	$52,000 $52,000 $52,000 $52,000 $52,000 $52,000
Malcolm Lewin(2)	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	$3.00 $3.00 $4.00 $4.00 $5.00 $5.00	May 25, 2015 Nov 25, 2015 May 25, 2016 Nov 25, 2016 May 25, 2017 Nov 25, 2017	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	10,000 10,000 10,000 10,000 10,000 10,000	$26,000 $26,000 $26,000 $26,000 $26,000 $26,000
Rodney G. Rootsaert(3)	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	$3.00 $3.00 $4.00 $4.00 $5.00 $5.00	May 25, 2015 Nov 25, 2015 May 25, 2016 Nov 25, 2016 May 25, 2017 Nov 25, 2017	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	10,000 10,000 10,000 10,000 10,000 10,000	$26,000 $26,000 $26,000 $26,000 $26,000 $26,000
Dr. George S. Morris	100,000	-0-	-0-	$0.50	June 21, 2016	-0-	-0-	-0-	-0-
Sarah Lee Hwee Hoon	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

On November 25, 2011 (the “Grant Date”) Cameron Reynolds was granted an option to purchase 120,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 20,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 20,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 20,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. As of the year ended December 31, 2011, none of these options have vested.

(2)

On November 25, 2011 (the “Grant Date”) Malcolm Lewin was granted an option to purchase 60,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 10,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 10,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 10,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest.  As of the year ended December 31, 2011, none of these options have vested.

(3)

On November 25, 2011 (the “Grant Date”) Rodney Rootsaert was granted an option to purchase 60,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 10,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 10,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 10,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. As of the year ended December 31, 2011, none of these options have vested.

Long-Term Incentive Plans

As at December 31, 2011 and 2010, there were no arrangements or plans in which the Company, Singapore Volition or its subsidiaries provided pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

As at December 31, 2011 and 2010, neither the Company, Singapore Volition nor its subsidiaries had a compensation committee of the Board of Directors. The Board of Directors as a whole determined executive compensation.

Compensation of Directors

The following table sets forth the compensation paid to the directors of the Company, Singapore Volition and its subsidiaries for the fiscal year ended December 31, 2011.  Unless otherwise specified, the term of each director is that as set forth under that section of Item 10 Directors and Executive Officers entitled, “Term of Office”.

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alexander Magallano(2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
B. Gordon Brooke(3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Cameron Reynolds(4)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Guy Archibald Innes(5)	5,616	-0-	688	-0-	-0-	-0-	6,304
Dr. Martin Faulkes(6)	5,616	-0-	245,028(6)	-0-	-0-	-0-	250,644
Laith Reynolds(7)	-0-	-0-	-0-	-0-	-0-	9,200(7)	9,200
Dr. George S. Morris(8)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Dr. Satu Vainikka(9)	5,616	-0-	688	-0-	-0-	-0-	6,304
Dr. Alan Colman(10)	58,000	-0-	49,119(10)	-0-	-0-	-0-	107,119
Patrick Rousseau(11)	33,770	-0-	-0-	-0-	-0-	30,954(11)	64,724
Rodney Rootsaert(12)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Dr. Jacob Micallef(13)	-0-	-0-	2,751	-0-	-0-	-0-	2,751
Sarah Lee Hwee Hoon(14)	-0-	-0-	550	-0-	-0-	-0-	550
Kevin John Alexander(15)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

All Option Awards have been calculated based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)

As of December 31, 2011, Alexander Magallano was a former Director of the Company.  On October 6, 2011, he resigned from all positions with the Company.  There are no employment agreements by and between Alexander Magallano and the Company.  Alexander Magallano did not receive any compensation in exchange for his services as a Director of the Company.

(3)

As of December 31, 2011, B. Gordon Brooke was a former Director of the Company.  On October 6, 2011, he resigned from all positions with the Company.  There are no employment agreements by and between B. Gordon Brooke and the Company.  B. Gordon Brooke did not receive any compensation in exchange for his services as a Director of the Company.

(4)

As of December 31, 2011, Cameron Reynolds was and currently is a Director of the Company, Singapore Volition, Belgian Volition and Hypergenomics Pte Limited.  On January 18, 2012, Mr. Reynolds was appointed as Managing Director of Belgian Volition.  There are no employment agreements by and between Cameron Reynolds and the Company, Singapore Volition, Belgian Volition and Hypergenomics Pte Limited.  Cameron Reynolds receives no compensation in exchange for his services as a Director of the Company, Singapore Volition, Belgian Volition or Hypergenomics Pte Limited.

(5)

As of December 31, 2011, Guy Archibald Innes was and currently is a Director of the Company and Singapore Volition.  There are no employment agreements by and between Guy Archibald Innes and the Company.  Guy Archibald Innes receives no compensation in exchange for his services as a Director of the Company.

Guy Archibald Innes receives compensation in exchange for his services as a Director of Singapore Volition pursuant to that certain Letter of Appointment as Non-Executive Director with Guy Archibald Innes (“Letter of Appointment”) entered into with Singapore Volition on September 23, 2010, pursuant to which Mr. Innes shall serve as a non-executive director commencing on August 18, 2010 and terminating upon written notice by either party, removal from office by resolution of the shareholders or upon his office as director being vacated.  In exchange for his services, he shall receive $6,250 USD per calendar quarter following the admission of the shares of Singapore Volition to a recognized exchange, per the terms set forth in the letter.  A copy of the Letter of Appointment was filed as Exhibit 10.11 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.11.

Additionally, on November 25, 2011 (the “Grant Date”) Guy Innes was granted an option to purchase 30,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 5,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 5,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 5,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Guy Innes using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $1.20; expected term of 3 1/2 to 6 years; exercise price of $3.00 to $5.00; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the year ended December 31, 2011, none of these options have vested.

(6)

As of December 31, 2011, Dr. Martin Faulkes was and currently is a Director of the Company, Singapore Volition and Belgian Volition.  There are no employment agreements by and between Dr. Martin Faulkes and the Company or Belgian Volition.  Dr. Martin Faulkes receives no compensation in exchange for his services as a Director of the Company or Belgian Volition.

Dr. Martin Faulkes receives compensation in exchange for his services as a Director of Singapore Volition pursuant to that certain Letter of Appointment as Executive Chairman with Dr. Martin Faulkes (“Letter of Appointment”), entered into with Singapore Volition on July 13, 2011, pursuant to which Dr. Faulkes shall serve as executive chairman of the Board of Directors of Singapore Volition commencing on March 22, 2011 for a term of three (3) years and terminating upon written notice by either party, removal from office by resolution of the shareholders or upon his office as Executive Chairman being vacated.  In exchange for his services, he shall receive an annual fee of $90,000 USD to commence following the admission of the shares of Singapore Volition to a recognized exchange and Singapore Volition being sufficiently funded in the opinion of the Board.  If the Board believes that the company is not sufficiently funded, Dr. Faulkes shall receive $6,250 USD per calendar quarter under the company is sufficiently funded.

Singapore Volition shall enter into an option agreement with Dr. Faulkes to grant to him an option to purchase up to 250,000 shares of Singapore Volition at an exercise price of $1.05 per share, per the terms set forth in the letter.  The option agreement was entered into by and between the parties on July 13, 2011.  The options shall vest on July 13, 2011 and shall expire on July 13, 2016.  As of the year ended December 31, 2011, none of these options have been exercised.  The Company has calculated the estimated fair market value of the options granted to Dr. Faulkes as $244,340 USD using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $1.00; expected term of five years, exercise price of $1.05, a risk free interest rate of 1.45%, a dividend yield of 0% and volatility of 190%.  A copy of the Letter of Appointment was filed as Exhibit 10.19 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.19.

Additionally, on November 25, 2011 (the “Grant Date”) Dr. Faulkes was granted an option to purchase 30,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 5,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 5,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 5,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Dr. Faulkes as $688 USD using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $1.20; expected term of 3 1/2 to 6 years; exercise price of $3.00 to $5.00; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the year ended December 31, 2011, none of these options have vested.

(7)

As of December 31, 2011, Laith Reynolds was a former Director of Singapore Volition.  On October 7, 2011, he resigned from all positions with Singapore Volition.  There are no employment agreements by and between Laith Reynolds and Singapore Volition.  Laith Reynolds received no compensation in exchange for his services as a Director of Singapore Volition.

Mining House Limited (“Mining House”) provides consultancy and office support services to Singapore Volition for £1,450 GBP ($2,300 USD) per month commencing on November 1, 2010; additionally, Singapore Volition is required to pay for all reasonable expenses incurred by Mining House in providing these services. For the year ended December 31, 2011 Singapore Volition paid approximately £25,000 GBP ($40,250 USD) to Mining House split between £17,400 GBP ($27,600 USD) for consultancy and office support services and £7,600 GBP ($12,650 USD) for expenses. By reason of his directorship of Mining House, Laith Reynolds is deemed to have received compensation in the form of one third (1/3) of the consultancy and office support services received by Mining House, along with Rodney Rootsaert and Cameron Reynolds.  For the year ended December 31, 2011 Laith Reynolds received £5,800 GBP ($9,200 USD).  There is no written agreement by and between Mining House and Singapore Volition setting forth the terms of this arrangement.

(8)

As of December 31, 2011, Dr. George S. Morris was a former Director of Belgian Volition and a former Director of Singapore Volition.  On June 6, 2011, he resigned from his position as a Director of Belgian Volition and on October 7, 2011, he resigned from his position as a Director of Singapore Volition.  Dr. George S. Morris received no compensation in exchange for his services as a Director of Belgian Volition or Singapore Volition.  There are no employment agreements by and between Dr. George S. Morris and Belgian Volition or Singapore Volition for his position as a Director.

(9)

As of December 31, 2011, Dr. Satu Vainikka was and currently is a Director of the Company.  As of December 31, 2011, she was a former Director of Belgian Volition and Singapore Volition.  On April 1, 2011, she resigned from all positions with Belgian Volition and on October 7, 2011, she resigned from all positions with Singapore Volition.  Dr. Satu Vainikka received no compensation in exchange for her services as a Director of the Company or Belgian Volition.  There are no employment agreements by and between Dr. Satu Vainikka and the Company or Belgian Volition.

Dr. Satu Vainikka received compensation in exchange for her services as a Director of Singapore Volition pursuant to that certain Letter of Appointment as Non-Executive Director with Satu Vainikka (“Letter of Appointment”) entered into with Singapore Volition on September 22, 2010, pursuant to which Dr. Vainikka shall serve as a non-executive director commencing on October 11, 2010 and terminating upon written notice by either party, removal from office by resolution of the shareholders or upon her office as director being vacated.  In exchange for her services, she shall receive $6,250 USD per calendar quarter following the admission of the shares of Singapore Volition to a recognized exchange, per the terms set forth in the letter.  A copy of the Letter of Appointment was filed as Exhibit 10.10 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.10.

On November 25, 2011 (the “Grant Date”) Dr. Vainikka was granted an option to purchase 30,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 5,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 5,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 5,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Dr. Vainikka using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $1.20; expected term of 3 1/2 to 6 years; exercise price of $3.00 to $5.00; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the year ended December 31, 2011, none of these options have vested.

(10)

As of December 31, 2011, Dr. Alan Colman was and currently is a Director of the Company and Singapore Volition.  Dr. Alan Colman receives no compensation in exchange for his services as a Director of the Company.

Dr. Alan Colman receives compensation in exchange for his services as a Director of Singapore Volition pursuant to that certain Letter of Appointment as Non-Executive Director with Dr. Alan Colman (“Letter of Appointment”) entered into with Singapore Volition on May 25, 2011, pursuant to which Dr. Colman shall serve as a non-executive director of Singapore Volition commencing on April 1, 2011 and terminating upon written notice by either party, removal from office by resolution of the shareholders or upon his office as director being vacated.  In exchange for his services, he shall receive $6,000 USD per month, payable as follows:  a) for the period from April 1, 2011 to September 30, 2011, $3,000 USD per month shall be paid to Dr. Colman and $3,000 USD per month shall be converted to shares or share options (at the discretion of Dr. Colman) of Singapore Volition or the Company; and b) for the period commencing October 1, 2011, Dr. Colman shall receive $6,000 USD per month in cash or stock or a combination of both, at his sole discretion.

Singapore Volition shall enter into an Option Agreement with Dr. Colman pursuant to which he shall receive an option to purchase up to 100,000 shares of Singapore Volition at an exercise price of $0.50 per share, per the terms set forth in the letter.  The parties entered into the option agreement on April 1, 2011.  The options shall vest on April 1, 2011 and shall expire on April 1, 2016.  As of the year ended December 31, 2011, none of these options have been exercised.  The Company has calculated the estimated fair market value of the options granted to Dr. Colman as $48,431 USD using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $0.50; expected term of five years, exercise price of $0.50, a risk free interest rate of 2.24%, a dividend yield of 0% and volatility of 190%.  A copy of the Letter of Appointment was filed as Exhibit 10.13 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.13.

Additionally, on November 25, 2011 (the “Grant Date”) Dr. Colman was granted an option to purchase 30,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 5,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 5,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 5,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Dr. Faulkes as $688 USD using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $1.20; expected term of 3 1/2 to 6 years; exercise price of $3.00 to $5,00; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the year ended December 31, 2011, none of these options have vested.

(11)

As of December 31, 2011, Patrick Rousseau was the Managing Director of Belgian Volition.  On January 18, 2012, he resigned from all positions with Belgian Volition.

Patrick Rousseau received $2,814 USD (€2,000 EUR) per month as compensation in exchange for his services as a Director of Belgian Volition.  There was no written agreement between Patrick Rousseau and Belgian Volition setting forth such compensation.

Additionally, Patrick Rousseau received other compensation pursuant to that certain agreement (the “Agreement”) dated August 6, 2010, entered into by and between Singapore Volition and PB Commodities Pte Limited (“PB Commodities”). The Agreement provides office space, office support staff, and consultancy services to Singapore Volition for the structuring, management, fundraising and development and implementation of its business plan. The term of the Agreement is twelve months, commencing on September 1, 2010, with automatic extensions of twelve months and a three month notice required for termination of the Agreement.   As part of the Agreement, Singapore Volition shall pay consultancy fees each month to PB Commodities for the services of Mr. Rousseau (see the following paragraph regarding Mr. Rousseau’s consulting services for PB Commodities).  For the year ended December 31, 2011, PB Commodities received $30,954 USD from Singapore Volition for the services of Mr. Rousseau, pursuant to the Agreement.   A true and correct copy of the Agreement was filed as Exhibit 10.07 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.07.

Patrick Rousseau received compensation from PB Commodities, as described in the previous paragraph, pursuant to that certain Consultancy Agreement (the “Consultancy Agreement”) dated October 4, 2010, by and between PB Commodities and Kendall Life Sciences Consultants Ltd (“Kendall”) pursuant to which Kendall shall provide consultancy services to PB Commodities through Patrick Rousseau commencing on October 1, 2010 and continuing unless and until terminated ..  Such services shall include fundraising and developing and implementing Singapore Volition’s business plan.  Under the Consultancy Agreement, Mr. Rousseau only performs consulting services to Singapore Volition (see previous paragraph). In exchange for such services, PB Commodities shall pay $2,814 USD (€2,000 EUR) per month to Kendall , which amount shall then be paid to Mr. Rousseau ..   The Consultancy Agreement was terminated on November 30, 2011.  For the year ended December 31, 2011, Mr. Rousseau received $30,954 USD from PB Commodities pursuant to the Consultancy Agreement.   A copy of the Consultancy Agreement was filed as Exhibit 10.26 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference to Exhibit 10.26.

(12)

As of December 31, 2011, Rodney Rootsaert was and currently is a Director of Belgian Volition.  There are no employment agreements by and between Rodney Rootsaert and Belgian Volition.  Rodney Rootsaert receives no compensation in exchange for his services as a Director of Belgian Volition.

(13)

As of December 31, 2011, Dr. Jacob Micallef was and currently is a Director of Belgian Volition.  There are no employment agreements by and between Dr. Jacob Micallef and Belgian Volition.  Dr. Micallef receives no compensation in exchange for his services as a Director of Belgian Volition.

On November 25, 2011 (the “Grant Date”) Dr. Micallef was granted an option to purchase 120,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 20,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 20,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 20,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Dr. Micallef using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $1.20; expected term of 3 1/2 to 6 years; exercise price of $3.00 to $5,00; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the year ended December 31, 2011, none of these options have vested.

(14)

As of December 31, 2011, Sarah Lee Hwee Hoon was and currently is a Director of Hypergenomics Pte Limited. There are no employment agreements by and between Sarah Lee Hwee Hoon and Hypergenomics Pte Limited.  Sarah Lee Hwee Hoon receives no compensation in exchange for her services as a Director of Hypergenomics Pte Limited.

On November 25, 2011 (the “Grant Date”) Sarah Lee Hwee Hoon was granted an option to purchase 24,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 4,000 options shall vest on both May 25, 2012 and November 25, 2012 respectively at an exercise price of $3.00 USD per share; 4,000 options shall vest on both May 25, 2013 and November 25, 2013 respectively at an exercise price of $4.00 USD per share; and 4,000 options shall vest on both May 25, 2014 and November 25, 2014 respectively at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Sarah Lee Hwee Hoon using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation, $1.20; expected term of 3 1/2 to 6 years; exercise price of $3.00 to $5,00; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the year ended December 31, 2011, none of these options have vested.

(15)

As of December 31, 2011, Kevin John Alexander was a former Director of the Company.  On December 6, 2011, he resigned from all positions with the Company.  There are no employment agreements by and between Kevin John Alexander and the Company.  Kevin John Alexander did not receive any compensation in exchange for his services as a Director of the Company.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

1)

On August 6, 2010, Singapore Volition entered into an agreement (the “Agreement”) with PB Commodities Pte Limited (“PB Commodities”). At the time of the Agreement, Laith Reynolds (former Director of Singapore Volition), Cameron Reynolds (current President, CEO and a Director of VolitionRx Limited) and Rodney Rootsaert (current Secretary of VolitionRx Limited) were serving as Directors of PB Commodities.  (Subsequently, Mr. Cameron Reynolds resigned as a Director of PB Commodities on May 1, 2011 and Mr. Rootsaert resigned on September 20, 2011.)   PB Commodities does not operate for profit.   The Agreement provides office space, office support staff, and consultancy services to Singapore Volition for the structuring, management, fundraising and development and implementation of its business plan.  In exchange, Singapore Volition shall pay an initial set up fee to PB Commodities of $11,250 USD.   Additionally, Singapore Volition shall pay $5,700 USD per month for office space and staff services as well as pay consultancy fees each month to PB Commodities for the services of Cameron Reynolds ($8,000 USD), Rodney Rootsaert ($6,000 USD) and Patrick Rousseau - former Managing Director of Belgian Volition (€2,000 EUR or approximately $2,814 USD).  Singapore Volition is also required to pay for all reasonable expenses incurred.  The term of the Agreement is twelve months, commencing on September 1, 2010, with automatic extensions of twelve months and a three month notice required for termination of the Agreement.  For the fiscal years ended December 31, 2010 and December 31, 2011, Singapore Volition paid approximately $105,000 USD and $288,000 USD, respectively, to PB Commodities.  A true and correct copy of the Agreement was filed as Exhibit 10.07 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 10.07.

2)

 On September 22, 2010, Singapore Volition entered into a Share Purchase Agreement (“Agreement”) with ValiRX, pursuant to which Singapore Volition shall purchase all shares held by ValiRX in ValiBio.  In exchange for the ValiBio shares, Singapore Volition shall pay $400,000 USD to ValiRX in four equal payments (paid on October 8, 2010; January 19, 2011; April 14, 2011 and July 11, 2011, respectively) and stock with a value of $600,000 USD of Singapore Volition or a newly listed entity with the price per share to be determined by: a) the 30 day average closing middle market price immediately prior to the issuance of shares, if Singapore Volition or a newly listed entity following the merger or reverse takeover of Singapore Volition; or b) the average subscription price at which Singapore Volition has raised capital during the period of the Agreement, if Singapore Volition is not listed within 350 days of the Agreement; or c) the mutual consent of the parties in writing prior to the issuance.  The price per share will be determined by whichever of the above occurs first.   A copy of the Share Purchase Agreement was filed as Exhibit 2.01 to our Amended Current Report on Form 8-K/A filed with the SEC on May 8, 2012.

On September 22, 2010, Singapore Volition entered into a Deed of Novation (“Deed of Novation”) by and among ValiRX, ValiBio and Chroma, pursuant to which the parties agreed that ValiRX’s rights, obligations and liabilities under that certain Patent License Agreement by and between ValiRX and Chroma dated October 3, 2007 shall be novated to Singapore Volition.  As consideration, Singapore Volition shall pay directly to Chroma 5% of each payment due to ValiRX pursuant to that certain Share Purchase Agreement dated September 22, 2010, per the terms of the Deed of Novation.  During the years ended December 31, 2010 and December 31, 2011, Singapore Volition paid $0 USD and $15,000 USD, respectively, to Chroma per the terms of that certain Deed of Novation.  A copy of the Deed of Novation was filed as Exhibit 10.09 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference to Exhibit 10.09.

On June 9, 2011, Singapore Volition and ValiRX entered into a Supplementary Agreement to the Share Purchase Agreement between the parties dated September 22, 2010 (“Supplemental Agreement”), pursuant to which ValiRX shall transfer ownership of the ValiRX patent application for the “Method for Detecting the Presence of a Gynecological Growth” to Singapore Volition.  As consideration, Singapore Volition shall issue additional shares of its common stock or that of a newly listed entity to ValiRX with a value of $510,000 USD.   This issuance shall be made in addition to the issuance to be made to ValiRX pursuant to that certain Share Purchase Agreement dated September 22, 2010 and the price per share of the new issuance shall be determined by the terms of that Share Purchase Agreement.  A copy of the Supplemental Agreement was filed as Exhibit 10.15 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference to Exhibit 2.02.  During the fiscal years ended December 31, 2010 and December 31, 2011, Singapore Volition paid $100,000 USD and $300,000 USD, respectively, to ValiRX.

During the year ended December 31, 2011, the Company issued 510,811 shares of common stock to ValiRx and 14,189 shares of common stock to Chroma (both issuances were made on December 6, 2011) at a price of approximately $2.11 USD per share, as settlement of the $510,000 USD and the $600,000 USD pursuant to that certain Share Purchase Agreement, Supplemental Agreement and the Deed of Novation.  During the year ended December 31, 2010, the Company did not issue any shares to ValiRx or to Chroma.

3)

On August 10, 2011, Singapore Volition entered into a service agreement (the “Service Agreement”) with Volition Research Limited (“Research”), a 100% subsidiary of The Dill Faulkes Educational Trust (“DFET”). DFET is a company limited by guarantee (with no share capital or shareholders) and a registered UK charity (Charity No. 1070864) established to give back to the community.  Since its inception in 1998, DFET has donated approximately $25 million USD (£15.9 million GBP) to initiate and support a number of major charitable projects, bursaries and scholarships approved by the DFET Trustees, including The Faulkes Telescope Project, Church Bell Projects and various educational programs.  Neither Research nor DFET provide any services to companies other than Singapore Volition, its subsidiaries and affiliates.  Dr. Martin Faulkes (current Director of VolitionRx Limited) is the benefactor of DFET and currently serves as director and chairman of DFET and as a director of Research.  Mr. Cameron Reynolds (current President, CEO and a Director of VolitionRX Limited) currently serves as director of Research but is not now, and never has been, involved with DFET in any other capacity.  Messrs. Faulkes and Reynolds do not have any ownership, control or other material relationship, directly or indirectly, with Research or DFET.  Further, neither Dr. Faulkes nor Mr. Reynolds receives any compensation, directly or indirectly, from Research or DFET pursuant to the Service Agreement, in exchange for their directorships to Research or DFET, or otherwise. The Service Agreement provides for Research to perform services for Singapore Volition for a period of five years for $21,000 USD per year for an aggregate of $105,000 USD.  Such services require Research to liaison with various medical institutions to promote and raise the profile of Singapore Volition through charitable donations, build and develop long-term relationships between UK and International cancer charities and Singapore Volition, and lobby government, health organization and other policy makers on behalf of Singapore Volition and promote the socially responsible ethos of Singapore Volition to ensure Singapore Volition focuses on its corporate social responsibilities to the community.  Research does not operate for profit and does not pay any salary or other compensation to anyone, directly or indirectly, to perform the services.   Dr. Martin Faulkes performs the services on behalf of Research, however as stated above, he does not receive any compensation in exchange.  During the fiscal years ended December 31, 2010 and December 31, 2011, Singapore Volition paid Research a total of $0 USD and $8,750 USD, respectively, for its services.

On August 11, 2011, the parties entered into a Settlement Agreement of the Service Agreement (the “Settlement Agreement”) agreeing to convert the $105,000 USD fees due to Research under the Service Agreement to 350,000 shares ($0.30/share) of common stock in Singapore Volition.  During the year ended December 31, 2011, Singapore Volition issued 350,000 shares to Research (issued on September 8, 2011).  The value of the shares acquired were reassessed in accordance with US GAAP related party rules, which has resulted in an increase in their value to $1.00 USD per share and a corresponding increase in the value attributed to the services for the purposes of the accounts to $350,0000 USD, or $70,000 USD per year.  During the year ended December 31, 2010, Singapore Volition did not issue any shares to Research. True and correct copies of the Service Agreement and Settlement Agreement were filed as Exhibits 10.20 and 10.21, respectively, as part of our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012, and are incorporated herein by reference to Exhibits 10.20 and 10.21, respectively.

4)

On October 1, 2011, Hypergenomics Limited entered into an agreement (the “Agreement”) with PB Commodities Pte Limited (“PB Commodities”). At the time of the Agreement, Laith Reynolds (former Director of Singapore Volition) was serving as a Director of PB Commodities. The Agreement provides office space and office support staff to Hypergenomics Limited for $1,450 USD per month. Hypergenomics is also required to pay for all reasonable expenses incurred.  The term of the Agreement is twelve months, commencing on October 1, 2011, with automatic extensions of twelve months and a three month notice required for termination of the Agreement.   For the fiscal years ended December 31, 2010 and December 31, 2011 Hypergenomics paid approximately $0 USD and $8,700 USD, respectively, to PB Commodities.  A copy of the Agreement was filed as Exhibit 10.07 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference to Exhibit 10.07.

5)

Mining House Limited (“Mining House”) provides consultancy and office support services to Singapore Volition for £1,450 GBP ($2,300 USD) per month commencing on November 1, 2010; additionally, Singapore Volition is required to pay for all reasonable expenses incurred by Mining House in providing these services.  Cameron Reynolds (current President, CEO and a Director of VolitionRx Limited), Rodney Rootsaert (current Secretary of VolitionRx Limited) and Laith Reynolds (former Director of Singapore Volition) serve as Directors of Mining House (Mr. Cameron Reynolds resigned September 30, 2011). Mining House does not currently provide any services to companies other than Singapore Volition, its subsidiaries and affiliates, but between 2006 and 2010 provided office support services to seven other companies.  Mining House does not operate for profit.  For the year ended December 31, 2011, Singapore Volition paid approximately £25,000 GBP ($40,250 USD) to Mining House split between £17,400 GBP ($27,600 USD) for consultancy and office support services and £7,600 GBP ($12,650 USD) for expenses. For the year ended December 31, 2010, Singapore Volition paid approximately £6,300 GBP ($9,950 USD) to Mining House split between £2,900 GBP ($4,600 USD) for consultancy and office support services and £3,400 GBP ($5,350 USD) for expenses. By reason of their directorships of Mining House, Cameron Reynolds, Rodney Rootsaert and Laith Reynolds are each deemed to have received compensation in the form of one third (1/3) of the consultancy and office support services received by Mining House.  For the years ended December 31, 2011 and 2010, Cameron Reynolds, Rodney Rootsaert and Laith Reynolds are each deemed to have received £5,800 GBP ($9,200 USD) and £966 GBP ($1,533 USD) respectively. The amounts paid by Singapore Volition to Mining House per month are used to cover Mining House’s overhead costs and the hard costs and expenses incurred by Mining House in performing the consultancy and office support services including the costs of European mobile phone usage, office equipment, printing and reproduction costs, and associated office costs and expenses.  There is no written agreement by and between Mining House and Singapore Volition setting forth the terms of this arrangement.

Other than the foregoing, none of the directors or executive officers of the Company, Singapore Volition or its subsidiaries, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB on which shares of common stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Cameron Reynolds is not an independent director because he is also an executive officer of the Company.   Further, Dr. Martin Faulkes, Guy Archibald Innes and Dr. Alan Colman are not independent directors because they are stockholders of the Company.  Dr. Satu Vainikka and Kevin John Alexander, however, are independent directors.  Kevin John Alexander resigned as a Director of the Company on December 6, 2011.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against the Company, Singapore Volition or its subsidiaries, nor is the Company, Singapore Volition or its subsidiaries involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company, Singapore Volition or its subsidiaries is an adverse party or has a material interest adverse to the interests of the Company, Singapore Volition or its subsidiaries.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since April 12, 2007 under the symbol “SNDC.OB.”  Effective October 11, 2011 our symbol was changed to “VNRX.OB” to reflect the Company’s name change.  Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid prices for our common stock per quarter as reported by the OTCBB for 2010 and 2011 based on our fiscal year end December 31. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

	First Quarter (Jan. 1 – Mar. 31)	Second Quarter (Apr. 1 – Jun. 30)	Third Quarter (Jul. 1 – Sept. 30)	Fourth Quarter (Oct. 1 – Dec. 31)
2011 – High	0.25	0.25	0.25	5.00
2011 – Low	0.25	0.25	0.25	0.25
2010 – High	0.25	0.25	0.25	0.25
2010 – Low	0.25	0.25	0.25	0.25

Record Holders

As at May 1, 2012, an aggregate of 8,645,652 shares of our common stock were issued and outstanding and were owned by approximately 39 holders of record, based on information provided by our transfer agent.

Recent Sales of Unregistered Securities

None.

Re-Purchase of Equity Securities

None.

Dividends

We have not paid any cash dividends on our Common Stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our Common Stock will be declared in the foreseeable future.  Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial conditions, capital requirements, general business conditions and other pertinent facts.  Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

On February 20, 2004, the Company’s shareholders approved a Stock Option Plan (the “Plan”) whereby a maximum of 5,000,000 common shares were authorized but unissued to be granted to directors, officers, consultants and non-employees who assisted in the development of the Company. The value of the stock options to be granted under the Plan will be determined using the Black-Scholes valuation model. To date, no stock options have been granted under this Plan.  On October 6, 2011, the Plan was cancelled by written consent of the Board of Directors.

On November 17, 2011, the Company adopted and approved the 2011 Equity Incentive Plan (the “Plan”), for the directors, officers, employees and key consultants of the Company.  Pursuant to the Plan, the Company is authorized to issue nine hundred thousand (900,000) restricted shares, $0.001 par value, of the Company’s Common Stock. Options over 720,000 shares were granted on November 25, 2011. The options vest in equal six monthly installments over three years from the date of grant, and expire three years after the vesting dates. The exercise prices are $3 for options vesting in the first year, $4 for options vesting in the second year, and $5 for options vesting in the third year.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Pursuant to the Company’s Certificate of Incorporation and amendment(s) thereto, the aggregate number of shares which the Company shall have authority to issue is two hundred million (200,000,000) shares of common stock, par value $0.001 per share.

Preferred Stock

There are no authorized shares of preferred stock.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, as hereinabove provided, all rights to vote and all voting power shall be vested in the holders of common stock.  Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is hereby expressly denied.

Conversion, Preemption, Preferential Rights, Redemption, Sinking Fund Provisions

No shareholder of the Company shall have, by reason of its holding shares of any class or series of stock of the Company, any conversion, preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Company now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized whether or not the issuance of any such shares, or such notes, debentures, or bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.  There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

The holders of common stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Certificate of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Delaware General Corporations Law for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification Provisions of the Company’s Certificate of Incorporation

A.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

C.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subparagraphs A and B, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

D.

Any indemnification under subparagraphs A and B (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs A and B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

E.

Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized herein.

Delaware Law on Indemnification

Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Amended Current Report on Form 8-K/A is incorporated by reference into this Item 13.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 29, 2011, Sadler, Gibb & Associates, LLC (“SG&A”) was engaged as the registered independent public accountant for the Company and Madsen & Associates, CPA's Inc. (“M&A”) was dismissed as the registered independent public accountant for the Company. The decisions to appoint SG&A and dismiss M&A were approved by the Board of Directors of the Company on November 23, 2011.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements of the Company for the years ended August 31, 2011 and 2010, M&A’s reports on the financial statements of the Company for the years ended August 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the two most recent fiscal years and any subsequent interim period through M&A's termination on November 29, 2011, M&A disclosed the uncertainty regarding the ability of the Company to continue as a going concern in its accountant’s report on the financial statements.

In connection with the audit and review of the financial statements of the Company through November 29, 2011, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with M&A's opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the years ended August 31, 2011 and 2010 and interim unaudited financial statements through November 29, 2011, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to November 29, 2011, the Company did not consult with SG&A regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to M&A prior to the date of filing of a Current Report on Form 8-K on November 30, 2011 (the “Form 8-K Report”), and requested that M&A furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agreed with the statements in the Form 8-K Report. A copy of the letter furnished in response to that request was filed as Exhibit 16.1 to the Form 8-K Report and is incorporated herein by reference to Exhibit 16.01.

END OF FORM 10 DISCLOSURE

ITEM 8.01

OTHER INFORMATION

The Company’s Standard Industrial Classification (SIC) Code has changed from 1400 – Mining & Quarrying of Nonmetallic Minerals (No Fuels) to 2835 – In Vitro & In Vivo Diagnostic Substances.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Singapore Volition Pte Limited as of December 31, 2010 and for the period from August 5, 2010 (date of inception) to December 31, 2010 were filed as Exhibit 99.01 to our Amended Current Report on Form 8-K/A filed with the SEC on April 5, 2012 and are incorporated herein by reference to Exhibit 99.01.

(b) Pro forma Financial Information.

The unaudited pro forma consolidated financial statements with respect to the transaction described in Item 2.01 of this Form 8-K/A were filed as Exhibit 99.02 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and are incorporated herein by reference to Exhibit 99.02.

(d) Exhibits.

The unaudited consolidated financial statements of the Company for the nine months ended September 30, 2011 were filed as Exhibit 99.03 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and are incorporated herein by reference to Exhibit 99.03.

The audited consolidated financial statements of the Company for the years ended December 30, 2011 and 2010 were filed with our Transition Report on Form 10-KT with the SEC on April 16, 2012 and are incorporated herein by reference.

Exhibit
Number	Description of Exhibit	Filing
2.01	Share Purchase Agreement by and between Singapore Volition and ValiRX PLC dated September 22, 2010	Filed with the SEC on May 8, 2012 as part of our Amended Current Report on Form 8-K/A.
2.02	Supplementary Agreement to the Share Purchase Agreement by and between Singapore Volition and ValiRX PLC dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
3.01	Certificate of Incorporation	Filed with the SEC on December 6, 1999 as part of our Registration Statement on Form 10-SB.
3.01(a)	Amendment to Certificate of Incorporation	Filed with the SEC on November 10, 2005 as part of our Registration Statement on Form SB-2.
3.01(b)	Certificate for Renewal and Revival of Charter	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
3.02	Bylaws	Filed with the SEC on December 6, 1999 as part of our Registration Statement on Form 10-SB.
4.01	2011 Equity Incentive Plan dated November 17, 2011	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
4.02	Sample Stock Option Agreement	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
4.03	Sample Stock Award Agreement for Restricted Stock	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
10.01	Patent License Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated October 19, 2005	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.02	Amended Patent License Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated July 31, 2006	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.03	Extension Letter Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated September 4, 2006	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.04	Patent License Agreement by and between ValiRX PLC and Chroma Therapeutics Limited dated October 3, 2007	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.05	Contract Repayable Grant Advance on the Diagnosis of Colorectal Cancer by “NucleosomicsTM” by and between ValiBio SA and The Walloon Region dated December 17, 2009	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.06	Non-Exploitation and Third Party Patent License Agreement by and among ValiBio SA, ValiRX PLC and The Walloon Region dated December 17, 2009	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.

10.07	Agreement by and between Singapore Volition and PB Commodities Pte Limited dated August 6, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.08	[REMOVED]
10.09	Deed of Novation by and among Singapore Volition Pte Limited, ValiRX PLC, ValiBio SA and Chroma Therapeutics Limited dated September 22, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.10	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Satu Vainikka dated September 22, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.11	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Guy Archibald Innes dated September 23, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.12	Patent License Agreement by and between Singapore Volition and Belgian Volition dated November 2, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.13	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Dr. Alan Colman dated May 25, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.14	License Agreement by and between Singapore Volition and the European Molecular Biology Laboratory dated June 6, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.15	[REMOVED]
10.16	Deed of Novation by and among Imperial College Innovations Limited, Valipharma Limited and Hypergenomics Pte Limited dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.17	Patent License Agreement by and between Hypergenomics Pte Limited and Valipharma Limited dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.18	Consultancy Agreement by and between Singapore Volition Pte Limited and Malcolm Lewin dated July 10, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.19	Letter of Appointment as Executive Chairman by and between Singapore Volition and Dr. Martin Faulkes dated July 13, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.20	Service Agreement by and between Singapore Volition and Volition Research Limited dated August 10, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.21	Settlement Agreement by and between Singapore Volition and Volition Research Limited dated August 11, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.22	Share Exchange Agreement by and between the Company and Singapore Volition Pte Limited dated September 26, 2011	Filed with the SEC on September 29, 2011 as part of our Current Report on Form 8-K.
10.23	Employment Agreement by and between Singapore Volition and Dr. George S. Morris dated September 29, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.24	Employment Agreement by and between PB Commodities Pte Ltd and Cameron Reynolds dated September 4, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.25	Employment Agreement by and between PB Commodities Pte Ltd and Rodney Rootsaert dated September 4, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.26	Consultancy Agreement by and between PB Commodities Pte Ltd and Kendall Life Sciences Consultants Ltd dated October 4, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.27	Agreement by and between Hypergenomics Pte Limited and PB Commodities Pte Ltd dated October 1, 2011	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.28	Agreement, Consent and Waiver by and between Standard Capital Corporation and its Shareholders dated September 27, 2011	Filed with the SEC on April 5, 2012 as part of our Amended Current Report on Form 8-K/A.
14.01	Code of Ethics	Filed with the SEC on November 10, 2005 as part of our Registration Statement on Form SB-2.
16.01	Letter from Madsen & Associates, CPA's Inc. dated November 29, 2011	Filed with the SEC on November 30, 2011 as part of our Current Report on Form 8-K.
21.01	List of Subsidiaries	Filed with the SEC on October 13, 2011 as part of our Current Report on Form 8-K.
99.01	Audited Consolidated Financial Statements of Singapore Volition Pte Limited for the period ended December 30, 2010	Filed with the SEC on April 5, 2012 as part of our Amended Current Report on Form 8-K/A.
99.02	Unaudited Pro Forma Condensed Combined Financial Statements for the period ended September 30, 2011	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
99.03	Unaudited Consolidated Financial Statements of the Company for the period ended September 30, 2011	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
99.04	Audited Consolidated Financial Statements of the Company for the years ended December 31, 2011 and 2010	Filed with the SEC on April 16, 2012 as part of our Transition Report on Form 10-KT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VolitionRX Limited

Date: June 11, 2012	/s/ Cameron Reynolds
By: Cameron Reynolds
Its: Chief Executive Officer and President